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EXHIBIT 2.1   AGREEMENT TO PURCHASE ASSETS AND ASSUME LIABILITIES



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                          AGREEMENT TO PURCHASE ASSETS
                             AND ASSUME LIABILITIES



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                              DEFINITIVE AGREEMENT
                                TABLE OF CONTENTS
Recitals                                                                 Page
--------                                                                 ----

Article  1.  Definitions................................................   1
Article  2.  Terms of Purchase..........................................   5
Article  3.  Transfer of Assets.........................................  10
Article  4.  Closing....................................................  11
Article  5.  Representations and Warranties of Buyer....................  12
Article  6.  Representations and Warranties of Seller...................  13
Article  7.  Covenants of Buyer.........................................  17
Article  8.  Covenants of Seller........................................  19
Article  9.  Conditions to Closing......................................  26
Article 10.  Termination................................................  30
Article 11.  Employees..................................................  31
Article 12.  Other Agreements...........................................  32
Article 13.  General Provisions.........................................  36

EXHIBIT A -- Bill of Sale and Assignment
EXHIBIT B -- Certification  of  Assumption  of Deposit
           Liabilities
EXHIBIT C -- Transfer Agreement
EXHIBIT D -- Wire Transfer Instructions

SCHEDULE 1 -- Inventory of Covina Branch Tangible  Personal
           Property and Fixtures  Being Sold
SCHEDULE 2 -- Tax  Returns/Reports  Not Yet Filed  with  Respect to the Assets or the Business Conducted with Respect to the Assets
SCHEDULE 3 --  Service  and  Maintenance Contracts  and Other
           Agreements  Relating to the Rendering by Third
           Parties of  Services  to the Covina  Branch
SCHEDULE 4 -- Employee Litigation, etc.
SCHEDULE 5 -- Current Insurance Policies
SCHEDULE 6 -- Legal Description

                                       ii


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                          AGREEMENT TO PURCHASE ASSETS
                             AND ASSUME LIABILITIES


This Agreement to Purchase Assets and Assume Liabilities ("Agreement") is made and entered into this 16th day of March, 1999, by and between First Federal
                       ----
Savings and Loan Association of San Gabriel Valley, a Federal Savings and Loan Association ("Buyer"), organized under the laws of the United States of America and having its home office in West Covina, California, and Citibank, Federal Savings Bank ("Seller"), organized under the laws of the United States of America and having its home office in San Francisco, California. Buyer and Seller are each sometimes herein referred to as a "Party" and collectively, the "Parties".


                                    RECITALS
                                    --------

      A. Buyer desires to acquire certain assets and assume certain liabilities of Seller and Seller desires to transfer to Buyer such assets and liabilities, as described in detail below.

      B. Buyer desires to operate the Covina Branch of Seller as a branch of Buyer.

      C. Buyer and Seller propose to apply for the requisite regulatory approvals and to seek the Board approvals needed for the consummation of the transactions contemplated by this Agreement.

      D. Buyer and Seller wish to consummate the transaction contemplated by this Agreement in a timely and effective manner.

      In consideration of the foregoing and the representations, covenants, and agreements set forth in this Agreement, the parties hereto agree to the following Articles:


                                    ARTICLE 1

                                   DEFINITIONS

      1.1 Definitions.  As used in this Agreement,  the following terms have the
          -----------
definitions indicated:

      "Account Loans" means all savings account loans that are secured by or associated with Deposits, together with all Accrued Interest provided, in the case of a secured account loan, such Account Loan does not exceed ninety percent (90%) of the withdrawable balance of the securing Deposit.

      "Accrued Interest" on Account Loans and Overdraft Lines of Credit means interest that is accrued but not received through the Closing Date and on Deposits means interest that is accrued but unposted through the Closing Date.

      "Affiliate" of a party means any person, partnership, corporation, association or other legal entity directly or indirectly controlling, controlled by, or under common control with that party.

      "Assets" means (i) at the Covina Branch: the Fixed Assets, the Account Loans, the Overdraft Lines of Credit, the Cash on Hand, and the Records, and
(ii) at the La Verne Branch: the Account Loans, the Overdraft Lines of Credit, and the Records.

      "ACH Items" means automated clearing house debits and credits including social security payments, federal recurring payments, direct deposit of wages, automatic bill payments, and other payments debited and/or credited on a regular scheduled basis to or from Deposit accounts pursuant to arrangements between the owner of the account and a third party (or Seller as creditor) making the credits or debits directly.

      "Branch Offices" means the Covina and La Verne Branches of Seller located at 100 N. Azusa Ave., Covina, CA 91722 (the "Covina Branch") and 1487 Foothill Blvd., La Verne, CA 91750 (the "La Verne Branch"), respectively.

      "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a federal or state holiday generally recognized by banks or savings associations.

      "Business and Professional" relates to any banking relationship with any business or professional, including but not limited to sole proprietorships. Seller's target market in this segment is generally non-public businesses or professionals with annual revenues less than $50 million.

      "Cash on Hand" means all petty cash, vault cash, teller cash, ATM cash, and prepaid postage located at the Covina Branch.

      "CitiGold" means a Citibank FSB investment product that encompasses banking, brokerage, and borrowing. Clients in the CitiGold program usually have balances of $100,000 or more to qualify.

      "Closing" and "Closing  Date" shall have the meanings  assigned to them in
Section 4.1 of the Agreement.

      "Collection Account" means any arrangement under which Seller accepts payments or deposits by check or draft for credit or deposit to an account domiciled at the Branch Offices.

      "Deposits" means the aggregate outstanding balance of all accounts which are on deposit at the Branch Office at the Closing Date including all deposit accounts subject to negotiated orders of withdrawal ("NOW" accounts), but excluding stock index insured accounts, accounts that secure or collateralize or are associated with loans of the Seller that Buyer is not purchasing hereunder, accounts that are held by the SELLER under or pursuant to any judgment, decree, or order by any court or subject to any legal restraints or subject to any lien, claim, charge, or encumbrance, Keogh or other Retirement Accounts (except IRAs to be transferred pursuant to section 2.6), other deferred compensation accounts, accounts that are dormant or subject to escheat under the laws of the State of California as of the Closing Date, any and all accounts of Citibank FSB investment, "Citigold," "Citibusiness," and "Business and Professional" customers of the Branch Offices and related consumer deposits, Overdraft Lines of Credit, and Account Loans, broker and/or money center deposits, merchant accounts, public funds, and any type of special non-traditional deposit type liabilities of a type not compatible with Buyer's operating systems.

      "Encumbrances" means all mortgages, claims, charges, liens, encumbrances easements, restrictions, options, pledges, calls, commitments, security interests, conditional sales agreements, title retention agreements, leases, and other restrictions of any kind whatsoever.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Escrow Holder" means the mutually acceptable title company referred to in section 2.5(a).

      "Fed Funds Rate" means the average of the federal funds overnight rates reported on page five (5) and page twelve (12) on Telerate as of 9:30 a.m. New York time as of the date specified. If such date falls on a Wednesday, then the "Federal Funds Rate" shall be determined as of the preceding Business Day.

      "Fixed Assets" includes all real property, buildings, fixtures, improvements, furniture, equipment, trade fixtures, safe deposit boxes at the Branches, if any, supplies, and other tangible personal property owned by Seller, which Seller and Buyer have agreed to sell and buy, respectively, located at, in, upon, or about the Covina Branch (but not the La Verne Branch), except for Seller or Seller-affiliated signs, posters, manuals, forms, Automated Teller Machines, "OSRO" terminals, ticker screens, and other proprietary items or equipment, and except for those assets excluded pursuant to Section 3.1(b) of this Agreement.

      "IRA" means Individual Retirement Accounts and includes Roth Individual Retirement Accounts.

      "IRS" means Internal Revenue Service.

      "Net Book value" means the net book value of an asset determined in accordance with generally accepted accounting principals consistently applied.

      "Overdraft   Lines  of  Credit"  means  loans  accessed  through  checking accounts, which are no more than 29 days past due.

      "Premium Amount" means a dollar amount equal to 3.5% of the Deposits.

      "Private Bank" means the Citibank FSB business that provides people who have achieved high net worth (net assets of $3 million or more) with the personal service they need to manage wealth effectively.

      "Records" mean: (i) all open records and documents located at the Branch Offices or in centralized servicing areas pertaining to the Account Loans, Overdraft Lines of Credit, Collection Accounts or Deposits, that are reasonably required for the Buyer to conduct business and comply with all applicable laws, regulations, rules, and business practices with respect to Account Loans, Collection Accounts or Deposits acquired from Seller pursuant to this Agreement; and (ii) an account history of all accounts related to Deposits, Overdraft Lines of Credit, Collection Accounts, and Account Loans for a period including at least the current year and the calendar year prior to the Closing Date. "Records" include but are not limited to signature cards, pending files, any safe deposit box files, all open account agreements, Account Loan, Overdraft Line of Credit, and Deposit agreements, Retirement Account agreements, Collection Agreements, and computer records. "Records" shall not include fiches that contain information about

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persons who are not customers of the Branch Offices as well as information about persons who are customers.

      "Recurring Debit" means payments made directly from a Deposit account to a third party or to Seller (or to another customer's account with Seller) on a regular, scheduled basis pursuant to arrangements between the owner of the account and the third party receiving the payments directly (or with Seller, if applicable).

      "Retirement Accounts" means any Deposit account maintained by a customer for the stated purpose of the accumulation of funds to be drawn upon at retirement.

      "Settlement Date" shall have the meaning assigned to it in Section 4.2(a) of this Agreement.

      "TIN" means Taxpayer Identification Number.

      "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") means all taxes, charges, fees, duties, levies, or other assessments imposed by any federal, state, local, or foreign taxing authority, including without limitation federal, state, local, and foreign income, profits, franchise, gross receipts, environmental, customs, duty, severances, stamp, payroll, sales, use, employment, unemployment, disability, property, withholding, backup withholding, excise, production, occupation, service, service use, leasing and leasing use, AD VALOREM, value added, occupancy, transfer, and other taxes, of any nature whatsoever, together with all interest, penalties, and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and the term "Tax Return" means all returns and reports, information returns, or payee statements (including, but not limited to, elections, declarations, filings, forms, statements, disclosures, schedules, estimates, and information returns) required to be supplied to a Tax authority relating to Taxes.

                                    ARTICLE 2

                                TERMS OF PURCHASE

      2.l     Assets.
              ------

           (a)  Purchase  and Sale.  At the Closing and subject to the terms and
                --------  --- ----
conditions set forth in this Agreement, Seller shall convey, assign, and transfer to Buyer and Buyer shall purchase from Seller all of Seller's right, title, and interest in and to, and assume Seller's obligations with respect to, the Records and the other Assets. Additionally, Seller shall pay over to Buyer those additional sums described in section 2.1(b)(iv) of this Agreement.

           (b) Purchase  Price.  In  consideration  of the Assets and additional
               --------  -----
sums acquired by it under this agreement, Buyer shall assume at the Closing the liabilities of Seller set forth in Section 2.2. Seller shall transfer Assets and additional sums to Buyer in an amount (the "Purchase Price") equal to the amount of Deposits assumed by Buyer, plus interest thereon that is accrued but unpaid through the Closing Date, minus the Premium Amount. The value of such assets shall equal the sum of the following:

               (i) $475,000 paid into Escrow  pursuant to section 2.5(c) for the real property and improvements located at the Covina Branch Office (hereafter collectively referred to as the "Covina Real Property"), plus the Net Book Value as of the Closing Date of the Fixed Assets set forth in Schedule 1.

            The legal description of the Covina Real Property is attached hereto as Schedule 6.

               (ii) The Net Book  Value as of the  Closing  Date of the  Account
            Loans and the Overdraft Lines of Credit at the Branch Offices, plus Accrued Interest.

               (iii) The face amount of all Cash on Hand at the Covina Branch as of the close of business on the Closing Date.

               (iv) Immediately available funds equal to ninety six and one-half percent (96.5%) of the sum of the Deposits plus interest thereon that is accrued but unpaid through the Closing Date, minus the sum of items (ii) & (iii) above. Such immediately available funds shall be paid in accordance with section 4.2.

           (c) Seller and Buyer shall pay to the other any amounts owing to the other by and through escrow relating to the sale of the Covina Real Property pursuant to this Article 2.


      2.2     Liabilities.
              -----------

           (a)  Deposits.  On  the  Closing  Date,  subject  to  the  terms  and
                --------
conditions set forth in this Agreement, Buyer shall (i) assume Seller's obligations on the Deposits, Account Loans, Overdraft Lines of Credit, Collection Accounts, and Recurring Debits, and (ii) be responsible for modifying the terms of such customer relationships following the Closing Date as necessary to conform to Buyer's practices, operations, and systems, and for issuing change in terms notices.

           (b)  Assumption  of  Contracts:  Buyer  shall  assume  the duties and
                ----------  --  ---------
obligations of Seller under existing utilities service, maintenance contracts and personal property leases at the Covina Branch as listed in Schedule 3, from and after the Closing Date.

           (c) Safe Deposit Boxes. Buyer shall assume Seller's  obligations with
               ---- ------- -----
respect to any safe deposit boxes (or similar customer storage facilities) located at the Covina and La Verne Branches. At the Closing, Seller shall sell, assign, and transfer to the Buyer the safe deposit box business at the Covina and La Verne Branch offices, including removable safe deposit boxes and safe deposit box stacks in the vaults at the Covina and La Verne Branch Offices, and all right and benefit heretofore accrued or hereafter accruing to it under the rental agreements or contracts with any persons to whom any of such boxes are rented, and all of the keys, combinations, signature cards, agreements, and records pertaining to the operation of such safe deposit box business. Buyer agrees to honor the terms of all rental agreements or contracts associated with the safe deposit box business transferred hereunder. Seller shall provide all safe deposit box customers of the Covina and La Verne Branch offices with written notice of Seller's intended transfer of the safe deposit box business of the Covina and La Verne Branch Offices to Buyer at least 30 days in advance of the Closing Date.

      2.3  Names  and  Marks.  Seller  is  not  selling,  assigning,  conveying,
           -----  ---  -----
transferring, licensing, or delivering, nor shall Buyer acquire, any rights or interest in or to (i) the name "Citibank," "Citicorp," "Citibanking," "Citibanker," "Citigold," "Citigroup," "CitiBusiness," or any combination or derivation thereof; (ii) any logos, service marks or trademarks, trade names of specific types of accounts, advertising materials, or slogans,

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or any similar items used before,  on or after the Closing Date by Seller or its affiliates in connection with its business; or (iii) any equipment or other tangible personal property that is not listed on Schedule 1 (or that is listed on Schedule 1 but as property not being sold) provided by Seller to Buyer pursuant to Section 3.1(b) of this Agreement.

      2.4  Prorations.  All  ordinary  operating  expenses of the Covina  Branch
           ----------
(including amounts payable under maintenance contracts and for utilities, but excluding property, casualty, workers' compensation, and liability insurance), and all assessments for federal deposit insurance and related items, shall be prorated between the parties on the basis of a 365 day year and actual days elapsed as of the Closing Date.


      2.5  Escrow.
           ------

           (a) Buyer and Seller agree to convey the Covina Real Property by and through an escrow (the "Escrow"). Buyer and Seller shall deliver a fully executed copy of this Agreement and of Escrow Instructions mutually agreeable to Buyer and Seller to a mutually acceptable title company (the "Escrow Holder") no later than 4:00 P.M. on the third business day after the date of this Agreement. Such delivery shall be deemed to constitute the "Opening of Escrow."

           (b). As used in this Agreement, the term "Close of Escrow" means the date on which Escrow Holder causes Seller's Quitclaim Deed (the "Quitclaim Deed") conveying to Buyer the Covina Real Property to be recorded in the Official Records of Los Angeles County, California. The Close of Escrow shall occur on the Closing Date (as hereinafter defined). Seller shall execute and acknowledge the Quitclaim Deed and deposit it into Escrow no later than noon on the last business day before the Close of Escrow, plus Seller's share of closing costs and prorations as estimated by Escrow Holder, together with signed Escrow instructions and other signed documents reasonably necessary for the Close of Escrow. Seller shall also deposit into Escrow prior to the Close of Escrow an affidavit made under penalty of perjury to the effect that Seller is not a "foreign person" within the meaning of Internal Revenue Code Section 1445 and California Revenue and Taxation Code Sections 18805 and 26131.

           (c) No later than noon on the last business day before the Close of Escrow, Buyer shall deposit into Escrow, cash or a bank cashier's check, in the amount determined pursuant to Section 2.1(b)(i) herein, plus Buyer's share of closing costs and prorations as estimated by Escrow Holder, together with signed Escrow instructions and other signed documents reasonably necessary for the Close of Escrow.

           (d) Within fifteen (15) days after opening Escrow, a preliminary title report ("Preliminary Title Report") relating to the title to the Covina Real Property shall be ordered by Seller and paid for by Seller at Seller's sole cost and expense. Subject to Seller delivering the Preliminary Title Report to Buyer, Buyer shall be deemed conclusively to have approved all Title Matters other than those as to which Buyer notifies Seller and Escrow Holder in writing of Buyer's disapproval within fifteen (15) days after Buyer's receipt of such Preliminary Title Report ("Disapproved Title Matters"). If within 30 days after receipt of such notice from Buyer, Seller, in its sole discretion, notifies Buyer and Escrow Holder in writing that Seller will cause each Disapproved Title Matter either to be removed from title to the Covina Real Property on or before the Close of Escrow or to be covered by an endorsement to the "Title Policy" (as defined herein) that effectively insures Buyer against loss from such Disapproved

Title Matter, then Buyer shall be deemed to have approved all Title Matters, subject to the performance of such undertaking by Seller.

               (e) At the Close of Escrow, Escrow Holder shall promptly take the following actions: (i) cause the Quitclaim Deed to be recorded in the Official Records of Los Angeles County, together with any other instruments that the Parties may deposit into Escrow for recordation; (ii) disburse to Seller all funds deposited by Buyer in payment of the Purchase Price, after deducting all items chargeable to the account of Seller pursuant to the Escrow; (iii) prorate real property taxes for the Covina Real Property as of the Close of Escrow on the basis of a 365 day year, and county, city and special district, bonds and assessments based upon the latest information available to the Escrow Holder. Any Supplemental real property taxes, bonds or assessments for which notification is received after Close of Escrow will be handled directly between Buyer and Seller and shall be paid (a) by Buyer, for periods applicable on and after Close of Escrow and (b) by Seller for periods applicable prior to Close of Escrow. If Buyer elects to have a title policy issued in Buyer's favor, Buyer shall make such arrangements with the Escrow Holder, and all fees and costs of such title policy shall be paid by Buyer at Buyer's sole cost and expense.

               (f) Buyer shall pay the cost of the title policy, if any. The Escrow Holder's fee shall be paid by Seller. All other costs shall be allocated between Buyer and Seller in accordance with customary practice in Los Angeles County, as determined by Escrow Holder. Each Party shall be solely responsible to pay the fees and charges of such Party's own attorneys, accountants, advisors and consultants. In the event that the Escrow is terminated due to a default, the defaulting Party shall pay all of the Escrow termination charges. In the event the Escrow is terminated due to the failure to satisfy or waive a condition precedent or the decision of a Party not to waive a condition, the Party in breach shall pay all escrow termination fees and charges. All expenses incurred by either Party for satisfaction of contingency activities shall be the sole responsibility of such Party outside of the Escrow and neither the Escrow Holder nor the other Party shall have any liability therewith.

               (g) Subject to the provisions of paragraph (h) below, all cash received hereunder by the Escrow Holder shall be, until the Close of Escrow, kept on deposit with interest accruing to Buyer in an Escrow client trust account, in a mutually acceptable state or national bank.

               (h) All disbursements by the Escrow Holder shall be made by checks of the Escrow Holder representing immediately available funds, or by wire transfer, in accordance with the instruction of the Party to whom such funds are to be delivered.

               (i) The Escrow Holder will, at the Close of Escrow, deliver by express mail (or will hold for personal pickup, if requested) each nonrecorded document received hereunder by the Escrow Holder, to the payee or person (i) acquiring rights under said document or (ii) for whose benefit said document was acquired.

               (j) The Escrow Holder will, at the Close of Escrow, deliver by express mail (or hold for personal pickup, if requested) (i) to Seller, any cash, plus or minus any appropriate prorations or other charges, and (ii) to Buyer, any excess funds theretofore delivered to Escrow Holder by Buyer.

               (k) The Escrow Holder will, at the Close of Escrow, deliver to each of Seller and Buyer a copy of the Seller's Quitclaim Deed (conformed to show recording data) and a copy of each document recorded to place title in the condition required by this Agreement.

2.6   Actions with  respect to IRA Deposit  Liabilities. Citibank N.A. shall (i)
      -------------------------------------------------
      resign as of the Effective Time as the Trustee/Custodian of each IRA Deposit at the Covina Branch of which it is the Trustee/Custodian if the IRA does not have a brokerage account component or an SIIA component.(ii) to the extent permitted by the documentation governing each such IRA, appoint Buyer as successor Trustee/Custodian of each such IRA, and Buyer agrees to accept such trusteeship/custodianship and assume all fiduciary obligations with respect thereto as of the Effective Time, and to provide a continuation of the term, rates, and other components of the current IRA investments, and (iii) deliver to the IRA grantor of each such IRA such notice of the foregoing as is required by the documentation governing such IRA. In any event, required minimum distributions pursuant to any IRA shall be excluded from the Deposits. If, pursuant to the terms of the documentation governing any such IRA, the IRA grantor objects in writing to such assignment, or is entitled to name a successor trustee/custodian and names a successor trustee/custodian other than Buyer, all deposits held under such IRA shall be excluded from the Deposits. Seller shall deliver to Buyer applicable information relating to the IRAs transferred hereunder.

2.7   Tax  Prorations.  If  applicable, any real or personal  property taxes and
      ---------------
      assessments with respect to the Fixed Assets shall be prorated between the parties on the basis of a 365-day year and actual days elapsed as of the Closing Date. Real property taxes for the Covina Real Property shall be so prorated by and through the Closing Date.

2.8   Sales Tax.  Promptly after the Closing Date, but, in any event, within
      ---------
      the period allowed by law, any and all excise, sales, and use taxes arising out of the sale of the Assets under this Agreement shall be paid by the Buyer, whether such taxes are imposed on the Seller or Buyer, and Buyer shall indemnify and hold Seller harmless for and against all such taxes. The Buyer hereby waives compliance with any applicable bulk sales tax provisions.

2.9   Transfer Taxes. Promptly after the Closing Date, but in any event within
      --------------
      the period allowed by law, any and all transfer Taxes incurred as a result of the transactions contemplated by this Agreement, including but not limited to any documentary recording taxes, tangible personal property taxes, and real property transfer taxes, but excluding income on or measured by Seller's net worth, shall be paid by Buyer.





                                    ARTICLE 3

                               TRANSFER OF ASSETS

      3.1 Real and Personal Property.
          --------------------------

           (a) On the Closing Date, Seller shall sell, convey, and assign to Buyer all of the Seller's right, title, and interest in and to the Covina Real Property and in the Assets. Through the Escrow, Seller shall cause a Quitclaim Deed, and a bill of sale of such property in the form of Exhibit A, to be delivered to Buyer on the Closing Date effecting such transfer. Seller shall also repair any significant defects, including graffiti, leaking roofs, water damage, rotten wood, damaged pavement, and HVAC and other mechanical problems, prior to the Closing.

           (b) Within fifteen (15) days following the date of this Agreement Seller shall have delivered to Buyer an updated schedule of the tangible personal property situated at the Covina Branch which schedule ("Schedule 1") shall (i) identify each item of such personal property with reasonable particularity, giving the depreciated book value of such item on Seller's books and describing any security interests therein or other lien thereon, and (ii) identify and exclude those assets which Seller considers to be proprietary or of value only to Seller. Buyer shall be entitled to conduct a walk-through inspection of the Covina Branch (accompanied by Seller) within forty-five (45) days after receipt of Schedule 1 to inspect such property. In the event that any such property as reported on Schedule 1 is missing, malfunctioning or in a deteriorated condition, Buyer may elect to exclude the property from the transfer under this Agreement. In addition, Buyer may exclude the listed assets which, in Buyer's good faith judgment, are of value only to Seller, and any such excluded assets shall be excluded from the Fixed Assets to be transferred pursuant to this Agreement. Seller hereby agrees that the personal property to be delivered on the Closing Date shall be substantially the same (other than normal wear and tear) as the personal property listed on Schedule 1 to be approved by Buyer in accordance with the provisions hereof.

      3.2 Other Documents. Seller shall have delivered to Buyer prior to Closing
          ----- ---------
true and correct copies of the following documents:

           (a) any and all personal property leases or other contracts related to the Covina Branch to which Seller is a party, or by which the Covina Branch is bound;

           (b) any existing plans and specifications for the improvements constructed on Covina Branch and as-built plans and surveys and environmental reports, if any in Seller's possession, although no representation is or can be made as to the accuracy of same; and

           (c) any other existing documents and materials in Seller's possession reasonably requested by Buyer related to the Covina Branch, which documents shall be provided to Buyer, if available, within thirty days of Buyer's request.

      3.3 Cash on Hand.  At the Closing,  Seller agrees to execute an assignment
          ---- -- ----
to Buyer affecting the transfer to Buyer of the Cash on Hand, which shall specify the amount of Cash on Hand at the Covina Branch as of the Closing Date.

                                    ARTICLE 4

                                     CLOSING

           4.1 Closing Date. The Closing of the transaction Contemplated by this
               ------- ----
Agreement ("Closing") shall take place at Buyer's headquarters (except for the Escrow) located at 225 No. Barranca St., West Covina, CA 91791 at 5:00 p.m. on a date to be mutually agreed by the parties, but no later than August 31, 1999 (the "Outside Closing Date"), provided all of the conditions set forth in
Article 9 have been satisfied or waived
on or before that date. The date on which the Closing is to be held is herein called the "Closing Date." The Closing shall be deemed to occur at 5:00 p.m. Pacific Time on the Closing Date, and the Branch Offices will close for business at 4:00 p.m. on the Closing Date.

      4.2 Closing  Payment.  After  taking into  account the net proceeds of the
          -------  -------
Escrow, any amount owed Seller by Buyer pursuant to this Agreement will be deducted from the amount owed Buyer by Seller pursuant to Section 2.1(b)(iv) of this Agreement and netted with the amount due the appropriate party under Sections 2.1(c), 2.2(c), and 2.4 of this Agreement to determine the closing payment due Buyer from Seller as of the Closing Date (the "Closing Payment"). Because the parties acknowledge that certain amounts to be paid may not be finally determinable until after the Closing Date, the Closing Payment will be paid in the following manner:

           (a) Seller will pay Buyer the amount of the Closing Payment as is then determinable on the first Business Day after the Closing Date (the "Settlement Date").

           (b) All payments shall be made by wire transfer of immediately available funds no later than 11:00 a.m. Pacific Time on the Settlement Date in accordance with the instructions set forth in Exhibit D of this Agreement. All amounts paid after 11:00 a.m. on the Closing Date shall accrue interest at a rate equal to the Fed Funds Rate as of the Closing Date, from the Closing Date to the Settlement Date, but not including the Closing Date or the Settlement Date. Any amounts received after 11:00 a.m. on the Settlement Date shall accrue interest at a rate equal to the Fed Funds Rate for that day.

      4.3 Delivery by Seller.  At or prior to the Closing,  Seller shall deliver
          -------- -- ------
to Buyer the documents set forth in Section 9.2(i).

      4.4 Deliveries by Buyer.  At or prior to the Closing,  Buyer shall deliver
          ---------- -- -----
to Seller the documents set forth in Section 9.1(d).

      4.5 Post-Closing  Adjustments.  The parties to this Agreement  acknowledge
          ------------  -----------
that certain amounts referred to herein may not be finally determinable until after the Closing Date. The parties shall cooperate in the prompt determination of such amounts and within thirty (30) days after the Closing Date shall settle amounts in a manner consistent with the express terms of this Agreement.

                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Seller as follows:

       5.1  Organization  and  Authority.  Buyer is a federal  savings  and loan
            ------------  ---  ---------
association whose accounts are insured by the FDIC under the Savings Association Insurance Fund, duly organized, validly existing, and in good standing under the laws of the United States of America, with full power and authority to carry on its business as now being conducted and to own and operate the properties which it now owns and operates. The execution, delivery, and performance by Buyer of this Agreement are within Buyer's corporate power, have been duly authorized by all necessary corporate action, and do not contravene or constitute a default under any provision of applicable law or regulation or of the Buyer's charter or by-laws or any judgment, injunction, order, decree, material agreement, or material instrument binding upon Buyer.

      5.2  Litigation.  There is no action,  suit or proceeding  pending against
           ----------
Buyer, or to the knowledge of Buyer threatened against or affecting Buyer, before any court or arbitrator or any governmental body, agency or official which could materially adversely affect the ability of Buyer to perform its obligations under this Agreement or which in any manner questions the validity of this Agreement.

      5.3 Governmental  Notices.  Buyer has received no notice from any federal,
          ------------  -------
state, or other governmental agency indicating that such agency would oppose or not grant or issue its consent or approval, if required, with respect to the transaction contemplated hereby.

      5.4  Consents.  Buyer has or will  obtain  prior to the  Closing  Date all
           --------
consents, approvals or authorizations of all governmental authorities or agencies, its Board of Directors, and its senior management required for the execution, delivery and performance by Buyer of this Agreement and the consummation by it of any transactions contemplated hereby.

      5.5 Regulatory  Approvals.  There are no facts known to Buyer, which Buyer
          ----------  ---------
has not disclosed to Seller in writing, which, insofar as Buyer can now reasonable foresee, may have a materially adverse affect on the ability of the Buyer to obtain all requisite regulatory approvals or to perform its obligations pursuant to this Agreement. Buyer has the required capital and managerial resources to enable it to obtain timely regulatory approval of this transaction and consummate this transaction in a timely manner.

      5.6 Binding  Agreement.  This  Agreement  is a legal,  valid,  and binding
          -------  ---------
obligation of Buyer, enforceable in accordance with its terms, and the other agreements and documents delivered by Buyer at Closing will, on the Closing Date, when executed and delivered, be legal, valid, and binding obligations of Buyer enforceable in accordance with their respective terms, subject to applicable state and federal laws and regulations governing Buyer and all laws pertaining to bankruptcy, receivership, or insolvency or affecting creditors' rights generally.

                                    ARTICLE 6

                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller represents and warrants to Buyer as follows:

      6.1  Organization  and  Authority.  Seller is a federal  savings bank duly
           ------------  ---  ---------
organized, validly existing, and in good standing under the laws of the United States of America with full power and authority to carry on its business as currently conducted and to own and operate the properties it now owns or operates. The execution, delivery, and performance by Seller of this Agreement
(a) are within Seller's corporate power and have been duly authorized by all necessary corporate action, and (b) do not (i) contravene or constitute a default under any provision of applicable law or regulation or of the charter or by-laws of Seller or any judgment, injunction, order, decree, material agreement, or material instrument binding upon Seller or to which any of the assets to be transferred hereby are subject, or (ii) result in the creation or imposition of any lien or encumbrance on such property other than as previously disclosed to Buyer and other than as were disclosed to Buyer in the Preliminary Title Report on the Covina Real Property. The Deposits and other accounts to be acquired by Buyer are insured up to applicable limits by the Federal Deposit Insurance Corporation, as provided by applicable law.

      6.2  Compliance  with Law. To the best of Seller's  knowledge  without any
           ----------  ---- ---
duty to investigate, Seller holds all material licenses, permits, and authorizations necessary for the lawful conduct of its business at the Branch Offices, and has not materially violated, and is not in material violation of any applicable statutes, laws, ordinances, rules, and regulations of all federal, state, and local governmental bodies, agencies, and subdivisions having, asserting, or claiming jurisdiction over the Branch Offices or over any part of their operations.

      6.3 Litigation.  There is no action,  suit, or proceeding  pending against
          ----------
Seller, or to the knowledge of Seller threatened against or affecting Seller, before any court or arbitrator or any governmental body, agency, or official which could materially adversely affect the aggregate value of the Deposits or the Assets, the ability of Seller to perform its obligations under this Agreement, or the operations of the Branch Offices. None of the Deposits are subject to any Encumbrances or any legal restraint or other legal process, other than customary court orders, levies, and garnishments affecting the depositors.

      6.4  Title  to  Assets.  Seller  is the  lawful  owner of and has good and
           -----  --  ------
marketable title to the Account Loans, Fixed Assets, and Records, free and clear of all Encumbrances other than as permitted under this Agreement, or as previously disclosed to Buyer in the Preliminary Title Report, or other than any Encumbrance approved in writing by Buyer. Delivery to Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest in Buyer good and marketable title to the Account Loans, Fixed Assets, and Records, free and clear of all Encumbrances other than as permitted under this Agreement or as previously disclosed to Buyer in the Preliminary Title Report, or other than any Encumbrance approved in writing by Buyer.

      6.5  Ownership.  The delivery to Buyer of the  instruments  of transfer of
           ---------
ownership contemplated by this Agreement will vest in Buyer good and marketable title to the Covina Branch, free and clear of all Encumbrances other than as permitted under this Agreement, or as previously disclosed to Buyer in the Preliminary Title Report, or other than any Encumbrance approved in writing by Buyer. To the best of the knowledge of Seller, there is no condemnation proceeding pending or threatened which would preclude or materially impair use of the Covina Branch as it is presently being used in the business of Seller.

      6.6 Governmental Notices.  Seller has received no notice from any federal,
          ------------ -------
state, or other governmental agency indicating that such agency would oppose or not grant or issue its consent or approval, if required, with respect to the transactions contemplated hereby.

      6.7  Taxes.
           -----

      (a) Except as set forth in Schedule 2, all material Tax Returns relating to any Taxes required to be filed on or prior to the Closing Date (taking into account extensions) by or with respect to the Assets and any business conducted with respect to the Assets have been duly filed, and all such returns and reports are correct and accurate in all material respects.
      (b) All material Taxes shown on such Tax Returns, or that have been assessed on or prior to the Closing Date, have been, or will be, paid by Seller.
      (c) All material Taxes required to be withheld or collected prior to the Closing Date have been duly withheld or collected, and, to the extent required, have been paid to the relevant taxing authority.

      (d) Except to the extent disclosed in Schedule 2, no governmental agency or taxing authority has asserted any material claim for the assessment of any such tax liability, withholding, or other governmental charge.

      6.8    Records  and Documents.  The Records to be delivered to Buyer under
             -------  --- ---------
Section 2.1(a) are and shall be sufficient to enable Buyer to conduct a savings and loan business with respect thereto under the same standards as Seller has heretofore conducted such business.

      6.9    Service and Maintenance Contracts. Schedule 3 hereof sets forth all
             ------- --- ----------- ---------
contracts and other agreements relating to the rendering by third parties of services to the Covina Branch.

      6.10   Regulatory Approvals. The information furnished or to be  furnished
             ---------- ---------
by Seller to Buyer pursuant to Sections 8.1 and 8.3 of this Agreement and for the purpose of enabling Buyer to complete and file all requisite regulatory applications is or will be true and complete as of the date so furnished.

      6.11   Consents.  Seller  has  or will, prior  to the Closing Date use its
             --------
best efforts to obtain all consents, approvals, or authorizations of all governmental authorities or agencies required for the execution, delivery, and performance by Seller of this Agreement and the consummation by it of any transactions contemplated hereby.

      6.12   Employees.  To the best of Seller's  knowledge, there is no action,
             ---------
suit, or proceeding pending against Seller, or to the knowledge of Seller threatened against or affecting Seller, before any court or arbitrator or any governmental body, agency, or official that has been brought (or threatened to be brought) by or on behalf of any employee at the Branch Offices except as set forth in Schedule 4.

      6.13   TIN Certification.  To  the  best  of  its  knowledge,  Seller  has
             --- -------------
complied in all material respects with all applicable laws in obtaining the Deposits, including the use of due diligence in obtaining TIN certifications from holders of the Deposits.

      6.14   Disclaimer of Statements Made or Information Provided Not  Pursuant
             -------------------------------------------------------------------
to this  Agreement.  Except as otherwise  expressly set forth in this Agreement,
------------------
Buyer shall purchase the Covina Real Property "as is, where is" at the close of escrow, subject to all latent and patent defects (whether physical, financial or legal, including title defects), based solely on Buyer's own inspection, analysis and evaluation of the Covina Real Property and not in reliance on any information obtained from Seller, other than documents created by Seller (but not created by a third party) and provided by Seller to Buyer pursuant to this Agreement. Without qualifying or limiting the generality of the foregoing:

               6.14.1 Except as otherwise expressly set forth in this Agreement,
Buyer agrees that any inaccuracy or deficiency in information, advice or documents given to Buyer shall be solely the responsibility and risk of Buyer, and shall not be chargeable in any respect to Seller. Buyer acknowledges that it is not relying on any statement or representation, whether express or implied, oral or written, that has been made or that in the future may be made by Seller or any of Seller's employees, agents attorneys or representatives concerning the condition of the Covina Real Property (whether relating to physical conditions, operating performance, title, or legal matters), the availability of permits, licenses and approvals, the economic or engineering feasibility of any alteration or renovation of the Real Property that may be contemplated by Buyer, or any other matter related to the Covina Real Property, except that Buyer may rely on all representations, warranties, covenants, and other agreements made by Seller in this Agreement.

               6.14.2 Except as otherwise expressly set forth in this Agreement, Seller disclaims any and all such statements and representations, including any statements and representations as to (a) geological conditions, including subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water and faulting, (b) whether or not and the extent to which the Covina Real Property or any portion thereof is affected by any stream (surfac or underground), body of water, flood plain, floodway or special flood hazard, (c) drainage, (d) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (e) zoning to which the Covina Real Property or any portion thereof may be subject, (f) the availability of any utilities to the Covina Real Property or any portion thereof, including water, sewage, gas and electricity,
(g) the uses of adjoining Covina Real Property, (h) access to the Covina Real Property or any portion thereof, (i) the value, compliance with plans and specifications, size, location, age, use, design, quality, description, durability, structural integrity, operation, title to, or physical or financial condition of the Covina Real Property or any portion thereof, (j) any income, expenses, charges, liens, encumbrances, rights or claims on or affectin or pertaining to the Covina Real Property or any part thereof, (k) the presence of hazardous substances in or on, under or in the vicinity of the Covina Real Property, (l) the condition or use of the Covina Real Property or compliance thereof with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire safety, seismic safety, handicapped access, or zoning ordinances, codes or other similar laws, (m) the location, depth, condition and integrity of underground storage tanks, (n) any other matter affecting the stability or integrity of the land or improvements,
(o) the potential for further development of the Covina Real Property, (p) the existence of vested land use, zoning or building entitlements affecting the Covina Real Property, or (q) the merchantability of the Covina Real Property or fitness of the Covina Real Property or for any particular purpose (Buyer affirms that Buyer has not relied on Seller's skill or judgment to select or furnish the Covina Real Property for any particular purpose, and that Seller makes no warranty that the Covina Real Property is fit for any particular purpose).

               6.14.3  For  purposes hereof, "Hazardous  Substances"  means  any hazardous,  toxic or  dangerous  waste,  substance  or  material,  pollutant  or contaminant, as defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended, or the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), as amended, or any other federal, state or local law, ordinance, rule or regulation applicable to the Real Property, or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls
(PCBs), or radon gas, urea, formaldehyde, asbestos or heavy metals such as lead, chromium, nickel, and mercury. Buyer acknowledges that it has or will complete all physical and financial examinations relating to the acquisition of the Covina Real Property hereunder and will acquire the Covina Real Property in reliance on the representations and warranties of Seller set forth in this Agreement and on the basis of such examinations and the title insurance protection afforded by the Title Policy, if any, and not on any information (other than such representations and warranties) provided or to be provided by Seller.

            6.14.4 Except as otherwise expressly set forth in this Agreement, Buyer acknowledges and agrees that all information and documents provided or to be provided with respect to the Covina Real Property have been obtained from a variety of sources and that Seller has not made any independent investigation or verification of such information and makes no representations as to the accuracy or completeness of such information. Seller shall not be liable for any misrepresentation, except for the failure of a representation, warranty, covenant, or other agreement made by Seller pursuant to this Agreement to be true and correct, or any failure to investigate the Covina Real Property, nor shall Seller be bound in any manner by any verbal or written statements, representations, appraisals, environmental assessment reports, or other information pertaining to the Covina Real Property or the operation thereof furnished by Seller or by any agent, representative, employee, or other person acting on Seller's behalf, except for representations, warranties, covenants, and other agreements made by Seller pursuant to this Agreement.

      6.15 Environmental Considerations.  To the best knowledge of Seller, there
           ----------------------------
are no past or present events, conditions, circumstances, activities, practices, incidents, actions, or plans now in existence or that that have occurred during the ownership by Seller of the Branch Offices, which constitute violations of any federal, state, or local statutes or ordinances relating to pollution or protection of the environment. There are no actions, suits, or regulatory investigations pending or, to the best of Seller's knowledge, threatened against the Seller relating to any federal, state, or local environmental protection laws as the same pertain to the Branch Offices.

      6.16 Binding  Agreement.  This  Agreement is a legal,  valid,  and binding
           ------------------
obligation of Seller, enforceable in accordance with its terms, and the other agreements delivered by Seller at Closing will, on the Closing Date, when executed and delivered, be legal, valid, and binding obligations of Seller enforceable in accordance with their respective terms, subject to applicable state and federal laws and regulations governing Seller and all laws pertaining to bankruptcy, receivership, or insolvency or affecting creditors' rights generally.

      6.17 No Warranty Regarding Fixed Assets. Except as otherwise expressly set
           -- -------- --------- ----- ------
forth in this Agreement, all Fixed Assets purchased by Buyer under this Agreement will be purchased as is, without any warranty by Seller, either expressly written or otherwise implied, as to use of or performance by the Fixed Assets after the Closing Date.



                                  ARTICLE 7

                               COVENANTS OF BUYER

      7.1  Fiduciary  Relationships.  Pursuant  to the  terms  of  the  Transfer
           ---------  -------------
Agreement attached hereto as Exhibit C, Buyer agrees to assume any fiduciary relationships of Seller arising out of any Retirement Accounts assumed by Buyer under Section 2.2 hereof, and with respect to such accounts, Buyer shall assume any obligations and duties of Seller as fiduciary and succeed to any such fiduciary relationships of Seller as fully and to the same extent as if Buyer had originally acquired, incurred, or entered into such fiduciary relationships. Notwithstanding anything in this Agreement to the contrary, however, Buyer will not assume or be responsible for any act or failure to act of Seller in connection with such Retirement Account prior to the Closing Date, and Seller shall indemnify Buyer for any and all liability resulting from Seller's action prior to the Closing Date. Buyer shall cause its personnel to provide assistance to Seller in Seller's investigation of all matters relating to the Branch Offices, provided, however, that Seller's investigation shall be conducted in a manner which does not unreasonably interfere with Buyer's normal operations, customers, and employee relations.

      7.2  Performance of  Liabilities.  From and after the Closing Date,  Buyer
           ----------- --  -----------
agrees to pay, subject to Seller's compliance with Section 8.12 hereof, to the extent of sufficient available funds on deposit, all properly drawn checks, negotiable orders of withdrawal ("NOW"), drafts, non-negotiable withdrawal orders, or other items or instruments timely presented to it by mail, over its counters, through clearings, or otherwise, by depositors whose deposits or accounts on which such items are drawn are Deposits, whether or not utilizing the check, NOW, draft, or other forms or processes provided by Seller, for at least one hundred twenty (120) days after the Closing Date.

      7.3     Account  Loans  and  Overdraft Lines of Credit.  On  and after the
              -------  -----  ---  --------- ----- -- ------
Closing Date, Buyer shall continue to honor and provide credit in accordance with the provisions of the Account Loans and Overdraft Lines of Credit transferred under this Agreement until such provisions are properly modified or canceled by Buyer.

      7.4   Confidentiality  of  Records.   Buyer,  its  authorized  agents  and
            ---------------  --  -------
representatives shall receive and treat all Records and other documents and customer information obtained pursuant to any provision of this Agreement as confidential, whether or not the transaction contemplated by this Agreement is consummated, and if not consummated shall promptly return to Seller all originals and copies of such documents of other materials containing such information or Records. Buyer shall use all such informatio only for purposes of effectuating this Agreement and agrees that such information shall not be disclosed to others or be used to the detriment of Seller or its customers, nor shall Buyer use such information to solicit any customers of Seller should this transaction not close. Buyer acknowledges that, due to the nature and format of customer information required to be provided to Buyer under this Agreement, Buyer will also be receiving Seller customer information respecting Assets and Deposits not being transferred to Buyer. Buyer further agrees to not use or disclose any such information unrelated to Assets or Deposits transferred hereby except as reasonably necessary to service transferred Assets or Deposits.

      7.5   Conduct of Business.  Between  the date hereof and the Closing Date,
            ------- -- --------
Buyer shall not take any actions that may reasonably be expected to adversely affect Seller's efforts to maintain all existing customer and business relations at the Branch Offices, including undertaking extraordinary marketing or advertising efforts in the location of the Branch Offices or directed to Seller's customers of the Branch Offices.

      7.6 Further  Assurances.  On and after the Closing Date,  Buyer shall give
          -------  ----------
further assurances to Seller and upon Seller's request shall execute, acknowledge, and deliver all such acknowledgments and other instruments and take such further action as may be necessary and appropriate to effectively relieve and discharge Seller from any obligations remaining under the Assets, Deposits, and other obligations assumed by Buyer; provided, however, that Buyer need not incur any material costs or expense in connection with the understandings contained in this Section 7.6 unless such costs or expenses are paid by Seller.

      7.7  Consents.  Buyer will  obtain,  by the  earlier  May 21,  1999 or the
           --------
Closing Date, all consents, approvals, or authorizations of all governmental authorities or agencies for the execution, delivery, and performance by Buyer of this Agreement and the consummation by it of any transactions contemplated hereby. Buyer shall, upon receipt, provide Seller with copies of all regulatory approvals, denials, or requests for additional information received by Buyer.

      7.8  Assumption of Deposit  Liabilities.  Within 30 days after the Closing
           ----------------------------------
Date, Buyer shall provide proof to Seller that it has provided FDIC with a signed and dated copy of Exhibit B hereto.


      7.9 Reports and  Investigations.  Buyer shall  assist and  cooperate  with
          ---------------------------
Seller  in  researching,   preparing,  finalizing,  and/or  and  filing  reports
(including but not limited to Currency Transaction Reports and Suspicious Transaction Activity Reports) and in conducting investigations (including but not limited to suspicious activity investigations) involving transactions or incidents that occur, but reports or investigations concerning which Seller is unable to finalize or file, prior to the Closing Date.

                                    ARTICLE 8

                               COVENANTS OF SELLER

      8.1     Access to Records and Information; Personnel; Customers; Premises
              -----------------------------------------------------------------
      (a) Between the date of this Agreement and the Closing Date, and as mutually agreed upon, Seller shall afford to Buyer and its authorized agents and representatives full access upon reasonable notice, during normal business hours, to the Branch Offices and their operations, copies of books, records, contracts, documents, Account Loan and Overdraft Line of Credit files, and other information of or relating to the Deposits, Assets, and Branch Offices, including the Records. Seller shall cause its personnel to provide assistance to Buyer in Buyer's investigation of matters relating to the Deposits, Assets, and Branch Offices; provided, however, that Buyer's investigation shall be conducted in a manner which does not unreasonably interfere with Seller's normal operations, customers, and employee relations; and provided further that Buyer and its authorized agents and representatives, as accompanied by Seller and its authorized agents and representatives, shall be afforded reasonable physical access to the Branch Offices over the weekend or holiday, if any, immediately prior to the Closing Date, and on such other days within thirty days prior to the Closing Date as are necessary to ensure an orderly transition, including to facilitate the data conversion referenced in Section 8.12 hereof. Through the Closing Date, and if for any reason the transactions contemplated by this Agreement are not consummated then at all times hereafter, Buyer and its agents and authorized representatives will keep confidential all non-public information with respect to the Branch Offices, Deposits, and Assets obtained as a result of such access and will return to Seller all original materials belonging to Seller and all copies thereof. From time to time during the period between the date of this Agreement and the Close of Escrow or any termination of this Agreement, following reasonable notice to Seller, Buyer and its representatives shall have the right to enter upon the Covina Real Property at Buyer's sole risk, cost and expense for the purpose of inspecting the Covina Real Property. A representative of Seller shall be present during each such inspection. Buyer shall indemnify, defend and hold harmless Seller from and against any and all liabilities, liens, losses, obligations, causes of action, judgments, damages, costs and expenses of any nature (including all attorneys' fees) that Seller may suffer or incur as a result of any inspection or other activities conducted on the Covina Real

                 Property by Buyer or its consultants, contractors, agents or other representatives. Buyer and its representatives may, at Buyer's sole risk, cost, and expense, drill test bores on the Covina Real Property or otherwise alter or affect the Covina Real Property as may be reasonably necessary to perform an environmental examination. Immediately following any drilling on, alteration of, or damage to the Covina Real Property resulting from any entry by Buyer or its representatives, Buyer shall restore the Covina Real Property to its prior condition at Buyer's sole risk, cost and expense. Seller shall have the right to reasonably disapprove of any environmental consultants or agents that Buyer proposes to hire to conduct any tests, inspections, surveys or reports relating to the environmental condition or status of the Covina Real Property. Buyer shall promptly provide to Seller any written tests, inspections, surveys or reports obtained by Buyer relating to the environmental condition or status of the Covina Real Property.

       (b) Buyer, with Seller's prior written approval and consent (which shall not be unreasonably withheld), may, at its own expense, be entitled upon regulatory approval to communicate with, and deliver information, brochures, bulletins, press releases, and other communications to depositors, Account Loan and Overdraft Line of Credit borrowers and other customers of the Branch Offices (other than "CitiBusiness," "Business and Professional," and "Citigold" customers) concerning the transactions contemplated by this Agreement and concerning the business and operations of Buyer. Seller, if so requested by Buyer, shall on behalf of Buyer, and at Buyer's expense, furnish such information and communications to depositors, Account Loan and Overdraft Line of Credit borrowers, and other customers of the Branch Offices in as reasonable a manner as practicable.

      (c) Within thirty days of the date of this Agreement, Seller shall provide a list of the Deposits. Such list shall be updated on a monthly basis until Closing.

      (d) Starting on the day thirty (30) days prior to the Closing Date, Seller shall allow Buyer upon request, reasonable access to the Covina branch premises for the purpose of wiring the premises for computer equipment (including teller terminals) and installation of telephone lines; provided, however, that such access shall be conditioned upon Buyer's compliance with the following provisions: (i) Buyer's access to the premises shall be at such times as to not disrupt Seller's operation or customer relations (ii) Buyer shall be responsible for obtaining any necessary or required consents, approvals or permits necessary to commence and complete such wiring and installation and such wiring and installation shall be completed in a workmanlike manner and in compliance with any applicable laws, regulations, rules or agreements governing the occupancy of the subject branch premises; and (iii) Buyer shall indemnify and hold Seller and its Affiliates and their respective employees, officers, directors, shareholders and agents harmless for, from and against any and all causes of actions, demands, costs, expense, liabilities, losses or claims, including, without limitation, attorneys' fees, incurred or suffered as a result of Buyer's or its agents', employees', contractors or representatives' access to the subject branch premises and the wiring and installation of equipment as set forth in this
                 Section 13.18, except if such causes of actions, demands, costs, expenses, liabilities, losses or claims are incurred or Suffered as a result of Seller's negligence or willful misconduct. In the event that Buyer fails to purchase the Covina Branch in violation of this Agreement, Buyer shall pay for the cost of rewiring and reinstallation.

      8.2  Conduct of Business  Pending  Closing.  Seller  shall use  reasonable
           ------- -- --------  -------  -------
efforts to preserve its business as conducted at the Branch Offices to preserve for the Buyer the good will of the customers of such Branch Offices. Except as may be required to obtain the regulatory approvals to effect the transactions described in this Agreement, and except as may be otherwise required by a regulatory authority, between the date hereof and the Closing Date, Seller shall not, without the prior consent of Buyer, which consent shall not be unreasonably withheld:

           (a) Cause the Branch Offices to engage or participate in any material transaction or incur or sustain any material obligation except in the ordinary course of the Branch Offices' business;

           (b) Offer rates at the Branch Offices other than in accordance with Seller's normal pricing policies and practices for its Southern California branch system on new or renewing certificates of deposit and transaction and money market accounts;

           (c) Cause the Branch Offices to transfer to Seller's other branches any (i) Account Loans or Overdraft Lines of Credit, (ii) Fixed Assets, (iii) employees (unless requested by such employee), or (iv) Records except upon the unsolicited request of a depositor or borrower in the ordinary course of business;

           (d) Cause the Branch Offices to transfer to Seller's other operations any Deposits or cause any Deposits from Seller's other operations to be transferred to the Branch Offices, except upon the unsolicited request of a depositor in the ordinary course of business;

           (e) Make any loan or commitment for any loan for the account of the Branch Offices which will constitute an Asset to be acquired by Buyer, except for loans and commitments which are made in the ordinary course of business;

           (f) Transfer, assign, encumber, or otherwise dispose of or enter into any contract, agreement, or understanding to transfer, assign, encumber, or otherwise dispose of any of the Assets;

           (g) Invest in any Fixed Assets or improvements to Covina Branch, except for commitments made on or before the date of the Agreement and disclosed to Buyer prior to the date of this Agreement, and for any necessary replacements of furniture, furnishings, and equipment, and normal maintenance and refurbishing, purchased or made in the ordinary course of the Covina Branch's business;

           (h) Increase or agree to increase the salary, remuneration, or compensation of persons employed at the Covina Branch other than in the ordinary course of business, or pay or agree to pay any uncommitted bonus to any such employees other than regular bonuses granted based on historical or area-wide practice; provided, however, Seller may, at its option (and without in any way
           --------   -------
assuming an obligation to do so), pay incentive compensation to such employees for purposes of retaining their service through the Closing Date; and

           (i) Enter into any commitment, agreement, understanding, or other arrangement to dispose of the Deposits or Assets of the Branch Offices other than pursuant to the terms of this Agreement.

      8.3 Assistance in Obtaining Regulatory Approvals. Seller agrees to use all
          ---------- -- --------- ---------- ---------
reasonable efforts to assist Buyer in obtaining all regulatory approvals necessary to complete the transactions contemplated hereby, and Seller will provide to Buyer or to the appropriate regulatory authorities all information reasonably required to be submitted by Seller in connection with such approvals.

      8.4 No  Encumbrances.  Between the date of this  Agreement and the Closing
          --  ------------
Date, Seller will not create or suffer to exist any new material Encumbrances on any of the Assets, or otherwise enter into any material transaction to make any material commitment relating to any of the Assets without the prior written consent of Buyer. Possession and control of the Covina Real Property will pass to Buyer at the Close of Escrow. From and after the Close of Escrow, Buyer shall be considered the legal and beneficial owner of the Covina Real Property for all purposes, and shall be solely responsible to bear all liabilities and risks of ownership. Seller agrees to maintain the Covina Real Property in its current existing condition until the Close of Escrow.

      8.5 Consents. Seller shall secure all necessary corporate consents and all
          --------
consents and releases required of third parties (except those involving Buyer) and shall comply with all applicable laws, regulations, and rulings in connection with this Agreement and the consummation of the transactions contemplated hereby.


      8.6  Covenants of Non-Competition.
           ----------------------------

           (a) Seller will not, until the expiration of two (2) years from the Closing Date, own, operate, or purchase within five miles of either of the Branch Offices, any branch (other than a Private Banking branch or a branch in the city of Walnut) that accepts retail (i.e., non-"Business and Professional," non-"Citibusiness," and non-"Citigold") deposits; provided, however, that such prohibition shall not apply to any non-branch facilities or services or to any acquisition (whether by merger or otherwise) by Seller or an affiliate of Seller involving more than $500 million in deposits.

           (b) For two (2) years after the Closing Date, Seller shall not (except through its general media marketing programs) solicit, for deposit account relationships, the pre-Closing retail customers of the Branch Offices. However, notwithstanding the foregoing, Seller and its affiliates and the agents of either may (i) solicit, for deposit account or any other relationships, persons who on or before the Closing Date had any investment, "CitiBusiness," "Business and Professional," "Citigold," or stock index insured, accounts with the Branch Offices or had any relationships with other offices of Seller, its affiliates, or the agents of either, (ii) advertise or solicit for financial services from the public generally (whether via the media, the Internet, sale agents, or otherwise) in the La Verne, Covina, Southern California, or any other geographic area, or at other offices of Seller or its affiliates or the agents of either, (iii) direct random or general mailings or random or general telephonings or sales calls in accordance with the normal direct mail, electronic mail, telemarketing, or sales operations of Seller, its affiliates, or the agents of either, or (iv) solicit customers who, at the Closing Date, had any other business relationship with Seller, its affiliates, or the agents of either.

           (c) Seller  and Buyer  agree that the  foregoing  provisions  of this
Section 8.6 are reasonable, but that if a court holds any such provision unreasonable or unenforceable by reason of its extent or duration, such provision shall be construed so as to be limited to such extent or duration as would render such provision reasonable and enforceable.

      8.7 Maintenance of Accounts. Seller shall use reasonable efforts to retain
          ----------- -- --------
at the Branch Offices the Deposits that are domiciled at the Branch Offices as of the date of this Agreement.

      8.8 Books and  Records.  Seller shall retain prior to the Closing Date all
          ----- ---  -------
books and records relating to the Branch Offices. After the Closing Date, Buyer shall receive possession of, and right, title and interest to and in, all such books and records. In each case, the books and records directly relating to Branch offices' operations, assets, and liabilities prior to the Closing Date which are retained by one party shall be open for inspection by the other party and its authorized agents, representatives, and regulators during regular business hours after the Closing Date. The party with the right of inspection may, at its own expense, make such copies of and excerpts from such books and records as it may deem desirable. All books and records relating to Branch Offices' operations, assets, and liabilities prior to the Closing Date shall be maintained for a period which is at least the longer of the period required by law or the normal retention period under Buyer's records management program, unless the parties shall, applicable law permitting, agree upon a shorter period. Should one party's audit or inspection of records in another party's possession result in the second party's employees or agents having to devote any substantial amount of time or such party having to allocate facilities or equipment or having to incur any substantial costs, then the second party shall be entitled to reasonable reimbursement for all such costs incurred.

      8.9 Delivery of Contracts.  Within thirty (30) days  following the date of
          -------- -- ---------
this Agreement, Seller will provide Buyer with copies of all personal property leases, service and maintenance contracts, and any other agreements relating to the Fixed Assets or to the operation of the Covina Branch.

      8.10 Service and Maintenance Contracts.  With respect to contracts related
           ------- --- ----------- ---------
to the Covina Branch which are outstanding as of the Closing Date, Seller shall, if requested by Buyer, use reasonable efforts to persuade third parties to continue to make such services and the benefits of any such contracts available to Buyer. Buyer shall pay at the contract rate for any desired services to be rendered to it after Closing Date pursuant to any existing contract between Seller and third parties. With respect to any such contract relating to the Covina Branch, not later than forty-five (45) days after the date hereof, Buyer shall notify Seller of those contracts which it elects to assume (to the extent permitted by the relevant contracts and law), and Seller shall assign all of its right, title, and interest in such contracts so assumed to Buyer on the Closing Date.

      8.11  Insurance  Policies.  Seller  will  maintain  in effect  through the
            ---------  --------
Closing Date any and all current insurance policies set forth in Schedule 5 of this Agreement.


      8.12 Further  Assurances.  On and after the Closing Date, Seller shall (i)
           -------  ----------
give such further assistance to Buyer and shall execute, acknowledge, and deliver all such instruments and take such further action as are reasonably necessary and appropriate effectively to vest in Buyer full, legal, and equitable title to the Assets, and (ii) use its best effort to assist Buyer in the orderly transfer for the Assets and Deposits being acquired by Buyer (including reasonable access to the Covina Branch facility to enable Buyer to prepare for the conversion of the data processing for such branch) provided Buyer and Seller will each be responsible for bearing their own costs and expenses associated with the transfer of Assets and Deposits described by this Agreement. In particular and without limiting the foregoing:

           (a) Seller will, for a period of sixty (60) days after the Closing Date remit to Buyer promptly after receipt by Seller after the Closing Date at any of its other offices all payments relating to Account Loans, Overdraft Lines of Credit, or amounts intended for deposit to the accounts which are part of the Deposits or otherwise relate to the Deposits, Account Loans, or Overdraft Lines of Credit, and after said 60 day period Seller may return such items marked "Account Closed";

           (b) With respect to checks or drafts against accounts which are Deposits, Seller will for a period of one hundred twenty (120) days after the Closing Date cooperate with Buyer and take all reasonable steps requested by Buyer to ensure that, on and after the Closing Date, each such item which is coded for presentment to Seller or to any bank for the account of Seller is delivered to Buyer in a timely manner and in accordance with applicable law and Clearing House rules or agreement and after sai one hundred twenty (120) day period Seller may return such items marked "Account Closed";

           (c) As of the Closing Date, all ATM-accessible accounts with Seller will be made inaccessible as of the Closing Date. In connection with the notices to depositors described in Section 12.7 of this Agreement, Seller will notify customers in writing at least thirty (30) days prior to the Closing Date that sold accounts will no longer be accessible as of the Closing Date. Seller will take any other actions necessary or appropriate to limit (except as set forth in this Agreement or through Buyer' proper channels) customers' access after the Closing Date to funds transferred to Buyer pursuant to this Agreement;

           (d) Seller will provide such on-line computer system conversion support as is customarily available from Seller's data processing service bureaus for the following items: (i) Deposits, (ii) Account Loans and Overdraft Lines of Credit, (iii) uncollected funds (iv) stop payments, and (v) hard dollar holds; and

           (e) Seller will remove any supply of money orders and cashier's, teller's, traveler's, and official checks, credit card slips, and other forms and papers (other than Records) located at the Branch Offices on the Closing Date.

      8.13  Operation  of  Branch  Offices.  From  and  after  the  date of this
            ---------  --  ------  -------
Agreement until the Closing Date, Seller shall operate and manage the Branch Offices in the normal and ordinary course of its business as previously conducted and in accordance with all applicable federal, state, and local laws, ordinances, and requirements and with all covenants, conditions, restrictions, and other agreements affecting the Assets or the Deposits.


      8.14 Close of Business on Closing Date. On the Closing Date,  Seller shall
           ----- -- -------- -- ------- ----
close the Branch Offices for business no later than 4:00 p.m., whereupon representatives of Buyer shall have access to the Branch Offices, under supervision of representatives of Seller, to verify Seller's provision to Buyer of the documents, files, and records, including the Records, as set forth in Sections 8.1(a) and 8.8 of this Agreement. Thereafter, Buyer shall continue to have access to such information and material to the extent provided in Sections 8.1(a) and 8.8 of this Agreement.

      8.15  Aggregated/Consolidated  Accounts.  With  respect to Account  Loans,
            ---------------------------------
Overdraft Lines of Credit, Records, Deposits, investment or insurance accounts, or Safe Deposit Boxes that are tied to or are affected by Seller's or its affiliates' other operations' or branch offices, Seller will, prior to the Closing Date, notify by mail the affected holders of Account Loans, Overdraft Lines of Credit, and Deposits of the effect of the transactions contemplated hereby upon any relationship pricing, funds transfer, bill payment, or consolidated account information options that existed prior to the Closing Date. Such notice will advise the holders of Deposits of their options, including what will occur in the event the holder of the Deposit does not provide alternate instructions.

      8.16  Signs.  Buyer  will  select  and  retain a  signage  company,  which
            -----
 selection shall be subject to approval of Seller (which approval shall not be unreasonably withheld), to remove from the Covina branch any or all interior or exterior signs identifying Seller and to install all interior and exterior signs desired by Buyer. The costs associated with the removal of Seller's signs will be the responsibility of Seller and the cost of the installation of Buyer's signs will be the responsibility of Buyer. Buyer shall return to Seller those signs requested by Seller.

      8.17 Branch Closure  Notice.  Buyer shall give any necessary 90 day branch
           ------ -------  ------
closing notices, 30 day branch postings, and similar postings or notices with respect to any closure by Buyer of the Covina or La Verne Branch required by law or regulation, and shall provide copies of same to Seller.


                                    ARTICLE 9

                              CONDITIONS TO CLOSING

      9.1 Conditions to the Obligations of Seller.  Unless waived by the Seller,
          ---------- -- --- ----------- -- ------
the obligations of Seller to consummate the transaction contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions:

           (a)  Performance.  Each of the acts and  undertakings  of Buyer to be
                -----------
performed at or before the Closing pursuant to this Agreement shall have been duly performed in all material respects.

           (b)   Representations   and  Warranties.   The   representations  and
                 ---------------   ---  ----------
warranties of Buyer contained in Article 5 of this Agreement shall be true and correct and complete on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

           (c)  Regulatory  Approvals.  All required  licenses,  approvals,  and
                ----------  ---------
consents of and any notices to any relevant federal, state, or other regulatory agency shall have been obtained and provided, all applicable waiting periods have expired, and all necessary conditions of those licenses, approvals, and consents shall have been fully satisfied; provided, however, that if any such licenses, approvals, or consents are qualified or conditioned in any manner which materially and adversely affects the economic bargain reflected herein, this condition may be deemed unfulfilled, and Seller may therefore refuse to complete this transaction without incurring any liability to Buyer hereunder.

           (d)  Documents.  Seller shall have received the  following  documents
                ---------
from Buyer:
               (1) An executed copy of the Assumption of Deposit Liabilities substantially in the form of Exhibit B hereto dated as of the Closing Date.

               (2) Resolutions of Buyer's Board of Directors, certified by its Secretary or Assistant Secretary, authorizing the signing and delivery of this Agreement and the consummation of the transactions contemplated hereby.

               (3) A certificate signed by a duly authorized officer of Buyer stating that the conditions set forth in Sections 9.1(a), (b) and (c) have been fulfilled.

               (4) An executed copy of the Transfer Agreement attached hereto as Exhibit C.

               (5) The Escrow documents and funds pursuant to section 2.5 of this Agreement.

               (6) Such other instruments and documents as counsel for Seller may reasonably require as necessary or desirable for (a) transferring to Buyer the obligation to pay the Deposit liabilities and otherwise perform Seller's obligations that are being transferred to Buyer pursuant to this Agreement, or for (b) effectively releasing and discharging Seller from any obligations remaining under the assets, deposits, and other obligations assumed by Buyer, all in form and substance reasonably satisfactory to counsel for Seller.

      (e) Absence of Proceeding and Litigation. No order shall have been entered
          ------- -- ---------- --- ----------
and remain in force at the Closing Date restraining or prohibiting any of the transactions contemplated by this Agreement in any legal, administrative, or other proceeding and no action or proceeding shall have been instituted or threatened on or before the Closing Date pertaining to the transactions contemplated by this Agreement which, in the reasonable judgment of Seller, could be materially adverse to Seller's consummating this Agreement.

      9.2 Conditions to the  Obligations  of Buyer.  Unless waived in writing by
          ---------- -- ---  -----------  -- -----
Buyer, the obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions:

           (a)  Performance.  Each of the acts and  undertakings of Seller to be
                -----------
performed at or before the Closing pursuant to this Agreement shall have been duly performed in all material respects.


           (b)   Representations   and  Warranties.   The   representations  and
                 ---------------   ---  ----------
warranties of Seller contained in Article 6 of this Agreement shall be true, correct, and complete on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

           (c) Access to Information.  Seller shall have permitted Buyer and its
               ------ -- -----------
authorized representatives and agents to have reasonable access, after the date of this Agreement, to all such properties, assets, and records of Seller as are relevant to this Agreement.


           (d) Absence of Proceeding  and  Litigation.  No order shall have been
               ------- -- ----------  ---  ----------
entered and remain in force at the Closing Date restraining or prohibiting any of the transactions contemplated by this Agreement in any legal, administrative, or other proceeding and no action or proceeding shall have been instituted or threatened on or before the Closing Date pertaining to the transactions contemplated by this Agreement which, in the reasonable judgment of Buyer, could be materially adverse to Buyer's consummating this Agreement.

           (e) Regulatory Approval and Notices. All required licenses, approvals
               ---------- -------- --- -------
and consents of or any notices to any relevant federal, state or other regulatory agency shall have been obtained or provided, all applicable waiting periods shall have expired, and all necessary conditions of those licenses, approvals, and consents shall have been fully satisfied; provided, however, that if any such licenses, approvals, or consents are qualified or conditioned in any manner which materially and adversely affects the economic bargain reflected herein, this condition may be deemed unfulfilled and Buyer may therefore refuse to complete this transaction without incurring any liability to Seller hereunder. In addition, Seller shall have complied with the provisions of 12 U.S.C. Section 1831p with respect to the La Verne Branch if OTS has indicated that the closure of the La Verne Branch will not qualify as a short-distance consolidation.

           (f) Assignments.  Buyer shall have received valid  assignments of all
               -----------
of Seller's right,  title,  and interest in and to the Covina Branch pursuant to section 2.5 of the Agreement.

           (g)  Destruction  of Property.  The Covina  Branch Office shall be in
                -----------  -- --------
good  condition  and repair,  reasonable  wear and tear  excepted,  and shall be served by all reasonably necessary utilities. The plumbing, heating, electricity, and sewage shall be in working order as of the Closing Date. Seller shall have repaired any significant defects to the Covina Branch, including but not limited to leaking or sagging roofs, water damage, rotten wood, damaged pavement, mechanical problems, graffiti, or other damage identified by Buyer. As to any other unrepaired material damage to or destruction of the fixtures, improvements, or personal property of the Covina Branch, in the event of such damage or destruction, Buyer may elect either (i) to purchase such property with an adjustment (as reasonably determined by Seller) to the purchase price of such property set forth in Section 2.1 of this Agreement for the amount of reduction in value of such property attributable to such damage or destruction, or (ii) to exclude such property from the assets purchased hereunder with a corresponding reduction (as reasonably determined by Seller and agreed to by Buyer, such agreement not to be unreasonably withheld) in the purchase price calculated under Section 2.1 of this Agreement. In the event of such damage or destruction, Seller may at its option, prior to the Closing Date, restore any such real property or improvements to their original condition and either replace the personal property or restore it to its original condition as approved by Buyer, such approval not to be unreasonably withheld, in which case, no adjustment to the purchase price shall be made.

           (h) No Material Adverse Change. No material adverse change shall have
               --------------------------
occurred affecting the Branch Offices or the operations thereof or the ability to conduct banking operations at the Branch Offices, including any destruction of the real property or improvements thereon or the imposition of any zoning or other order, limitation, or restriction that materially reduces the value of or that would have a material adverse impact upon the business or prospects of the Covina Branch.


           (i) Documents.  In addition to the documents  described  elsewhere in
               ---------
this Section 9.2, Buyer shall have received the following documents from Seller:

               (1) Resolutions of Seller's Board of Directors, certified by its Secretary or Assistant Secretary, authorizing the signing and delivery of this Agreement and the consummation of the transactions contemplated hereby.

               (2) A certificate signed by a duly authorized officer of Seller stating that the conditions set forth in Sections 9.2(a), (b), (d), (e), (h),
(i), and (j) have been satisfied.

               (3) An executed Bill of Sale and Assignment in the form of Exhibit A hereto.

               (4) An interim customer list as set forth in Section 12.7(a) of this Agreement.

               (5) On the Closing Date, Seller shall deliver to Buyer an affidavit of non-foreign status as required by Section 1445 of the Internal Revenue Code of 1986, as amended.

               (6) On the Closing Date, Seller shall deliver to Buyer the holds information described in Section 12.2 of this Agreement.

               (7) An executed Quitclaim Deed pursuant to section 2.5(b) of this Agreement.

               (8) Such other bills of sale, assignments, and other instruments and documents as counsel for Buyer may reasonably require as necessary or desirable for transferring, assigning, and conveying to Buyer good, marketable, and insurable title to the Assets to be transferred to Buyer pursuant to this Agreement, all in form and substance reasonably satisfactory to counsel for Buyer.

           (j) Board of Directors Approval.  Buyer's execution of this Agreement
               ----- -- --------- --------
is subject to the approval of Buyer's Board of Directors. Such approval shall be obtained with written notice forwarded to Seller no later than March 19, 1999.
                                                               --------

      9.3     Condition of Effectiveness.
              --------------------------

      The transaction contemplated by this Agreement will not be effective until any requisite regulatory authorizations are obtained and applicable waiting periods have expired. Buyer and Seller shall exert their best efforts to obtain all such authorizations in a timely manner.

                                   ARTICLE 10

                                   TERMINATION

      10.1  Termination.  This  Agreement  shall  terminate and be of no further
            -----------
force or effect as between the parties, except as to liability for breach of any duty or obligation arising prior to the date of termination, upon the occurrence of any of the following conditions:

           (a) The expiration of thirty-one (31) days after any governmental agency shall have denied, refused, or failed to grant the approvals or consents required to be obtained pursuant to this Agreement, unless within said thirty-one (31) day period Buyer and Seller agree to submit or resubmit an application to, or appeal the decision of, the regulatory authority that denied, refused, or failed to grant approval thereof;

           (b) The expiration of thirty-one (31) days from the date that either party has given notice to the other party of such other party's material breach or misrepresentation of any condition, warranty, representation, or covenant in this Agreement; provided, however, that no such termination shall take effect if within said thirty-one (31) day period the party so notified shall have fully and completely corrected the grounds for termination as specified in such notice; provided further, however, that no such termination shall take effect if within ten (10) days of the failure by the notified party to make such correction within said thirty-one (31) day period, the notifying party delivers to the notified party a written election not to terminate this Agreement notwithstanding such breach or misrepresentation, and any such election to proceed shall not waive such party's right to seek damages or other equitable relief;

           (c) The failure to obtain regulatory approvals by July 31,1999 or to consummate the transaction provided for in this Agreement by August 31, 1999; or

           (d) The mutual consent of the parties to terminate.

      Notwithstanding anything to the contrary contained in this Agreement, neither party hereto shall have the right to terminate this Agreement on account of its own breach or any immaterial breach by the other party.

                                   ARTICLE 11

                                    EMPLOYEES

      11.1 Offers of  Employment.  Effective as of the closing  Date,  Buyer may
           ---------------------
offer to employ, at their current rates of base pay, any employees located at the Covina and La Verne Branch Offices (except for tellers at the La Verne Branch Office)who are employed by the Seller on the day immediately preceding the Closing Date (hereinafter collectively referred to as "Employees"), but excluding any employee who is absent from work due to long-term disability or who is on job discontinuance.


      11.2  Defined  Contribution  Plans.  Effective  as of the day  before  the
            ----------------------------
Employment Date, each Employee shall cease to be an active employee for purposes of the Savings Incentive Plan of Citibank, N.A. and participating companies (the "SIP"). As of the Employment Date, the Buyer shall cause each Employee who was eligible to participate in the SIP to be eligible to participate in a similar plan of the Buyer on the same terms and conditions applicable to other comparably situated employees of the Buyer. The Buyer shall grant past service credit for purposes of eligibility.

      For purposes of vesting, each employee shall follow the vesting schedule in place for Buyer's Plan contract.

      11.3 Severance Arrangements
           ----------------------

      The Buyer agrees that any Employee whose employment with the Buyer is terminated during the Covered Period by reason of job discontinuance and not for any performance based reason shall be eligible to receive, from the Buyer, severance payments equal to payments he or she would have been eligible to receive from the Seller under the Seller's severance formula program in effect on the date hereof (a copy of which has been furnished to the Buyer) if he or she had continued to be employed by the Seller to the date of such termination. The term "Covered Period" shall mean the period running from the Closing Date to the date six months after the Closing Date. Seller agrees to reimburse Buyer for any severance payments to any employee made pursuant to this section during the Covered Period upon presentation of appropriate documentation.

      11.4 Other Employee Benefits.
           -----------------------

      (a) As of the Employment Date, the Buyer shall cause each Employee who was previously eligible to participate in Seller's welfare benefit plan (as defined in section 3(1) of ERISA) to participate in the welfare benefit plans sponsored or maintained by the Buyer on the same terms and conditions applicable to other comparably situated employees of the Buyer. The Buyer will waive any pre-existing conditions clause. Notwithstanding anything herein to the contrary, the Seller shall be responsible for all covered welfare benefit claims by, and workers' compensation payments to, each Employee or eligible dependents that arise by reason of events prior to the Employment Date.

      (b) Seller will compensate Employees for accrued but untaken vacation as of the Closing Date. The Buyer shall provide the Employees with vacation time under the vacation policies applicable to other comparably situated employees of the Buyer and will grant past service credit for all purposes under such policies to Employees for all service credited as of the Employment Date under the vacation policies of the Seller. Buyer will use its best efforts to honor any previously scheduled days off that the Employees would have taken had they remained employed by Seller.

                                   ARTICLE 12

                                OTHER AGREEMENTS

      12.1 Returned Items.  Any  items  that  were  credited  for  deposit to an
           -------- -----
account at the Branch Offices prior to the Closing Date and are returned unpaid ("Returned Items") within six (6) months after the Closing Date will be handled in the following manner:

      (a) If Buyer's bank account is charged for the Returned Item, Buyer will use its best efforts to obtain reimbursement from the account to which, or from the party to whom, the Returned Item was credited. If there are sufficient funds in the account to which such Returned Item was credited or any other accounts on deposit at the Branch Offices or at any other branch office of Buyer standing in the name of the party liable for such item, Buyer will debit any or all of such accounts an amount equal in the aggregate to the Returned Item. If those accounts do not contain funds sufficient to reimburse Buyer fully (for a reason other than Buyer's breach of Section 12.2), Seller will, upon notice from Buyer, immediately repay to Buyer the amount of the Returned Item and Buyer will assign the Item to Seller for collection;

      (b) If Seller's bank account is charged for the Returned Item and if there are sufficient funds in the account to which such Returned Item was credited or any other accounts on deposit at the Covina Branch or any other branch office of Buyer standing in the name of the party liable for such item, Buyer will debit any or all of such accounts an amount equal in the aggregate to such Returned Item and shall repay that amount to Seller. If there are not sufficient funds in the accounts (for reasons other than Buyer's breach of Section 12.2), Buyer shall have no obligation to repay Seller an amount in excess of what is in the accounts unless and until Buyer obtains reimbursement from the party liable for such Returned Item.

      12.2 Holds.  Holds that have been placed by Seller on particular  accounts
           -----
or on individual checks, drafts, or other instruments before the Closing Date will be continued by Buyer under the same terms after the Closing Date. Seller will deliver to Buyer at the Closing a schedule of such holds.

      12.3 ACH Items.
           --- -----

      Seller or its vendor will provide to Buyer on or before the Closing Date a list of those originators who, within four (4) months prior to the Closing Date, originated ACH transfers to or from the sold Deposit accounts. The Buyer will promptly use this file of incoming transactions to notify such originators that such Deposit accounts have been sold to Buyer and to provide such originators with the new ABA and account numbers for such sold Deposit accounts.

      For a period (the "ACH Transaction Transfer Period") of 90 days after the Closing Date, a daily file of incoming transferred transactions will be provided to Buyer. This file will be made available to the Buyer through the use of a mutually acceptable method of transferring ACH transactions and information. The file completion time will be approximately 6:30 a.m. ET.

      During the ACH Transaction Transfer Period, for ACH transactions presented to Seller on sold Deposit accounts, Seller shall provide next-day net settlement debit or credit transactions. At least thirty (30) days prior to the Closing Date, Buyer must provide Seller with its ABA and settlement account number and written authorization to post transactions.

      Upon the conclusion of the ACH Transaction Transfer Period, Seller or its vendor shall return all ACH transactions to the originator. For 90 days after the expiration of the ACH Transaction Transfer Period, the reason code (R12 - "Account Sold to Another Financial Institution.") will be provided to the originator. Thereafter, Seller or its vendor will revert to the normal return message provided originators, which is R02 - "Return - Account Closed."

      12.4  Checking  Accounts.  As soon as possible,  but in no case later than
            --------  --------
thirty (30) days following the Closing Date, Buyer will provide holders of accounts which may be accessed by checks, new checks MICR encoded with Buyer's routing and transit numbers and the Buyer customer identification number. Seller will pass through to Buyer checks received by it drawn on accounts transferred to Buyer pursuant to this Agreement for a period of one hundred twenty (120) days following the Closing Date. Buyer accepts full responsibility to either pay the items or return them in accordance with the customer agreement then in effect and the California Uniform Commercial Code. During the one hundred twenty
(l20) day period, Seller will give Buyer a daily accounting of debits to its clearing account. Buyer shall immediately reimburse Seller by wire for such debits. Buyer shall indemnify, defend and hold Seller harmless from and against any loss, claim, or expense incurred or suffered by Seller as a result of any claim of wrongful dishonor on such returns.

      For a period of one hundred twenty (120) days following the Closing Date Seller will out sort all Branch Offices' checks and prepare them to be couriered to Buyer at a location designated by Buyer. Buyer will arrange and pay for all couriers necessary in regard to check processing activity during this period. Buyer will settle for the gross dollar amount of outsorted Branch Offices' checks by wire transfer on the day that Buyer receives the daily accounting of debits from Seller. All rejected checks written on accounts transferred to Buyer pursuant to this Agreement are to be the responsibility of the Buyer. After the one hundred twenty (120) day period, Seller may return such items marked "Account Closed."

      12.5 Retirement Accounts.  Seller will provide Buyer with the proper trust
           -------------------
documents for any Retirement Accounts assumed by Buyer under Section 2.2 of this Agreement. Seller shall be responsible for all federal and state income tax reporting and withholding, if any, of Retirement Accounts from January 1, 1999 up to but not including the Closing Date. Buyer shall be responsible for all federal and state income tax reporting and withholding, if any, arising on or after the Closing Date.

      12.6  Interest  Reporting.  Seller shall report from January 1, 1999 up to
            -------------------
and including the Closing Date all interest credited to, interest withheld from and early withdrawal penalties charged to the Deposits which are assumed by Buyer under this Agreement. Buyer shall report from the Closing Date through the end of the calendar year all interest credited to, interest withheld from and early withdrawal penalties charged to the Deposit assumed by Buyer. Said reports shall be made to the holders o these accounts and to the applicable federal and state regulatory agencies.

      12.7    Notice to Depositors
              --------------------

           (a) After Buyer and Seller receive all regulatory approvals, Seller shall provide Buyer an interim customer list on the accounts to be assumed by Buyer pursuant to this Agreement as of month-end prior to the scheduled Seller mailing referred to in Section 12.7(b). Within three (3) days after the Closing Date, Seller shall provide Buyer a final customer list on the Deposits transferred pursuant to this Agreement.

           (b) After Buyer and Seller receive all regulatory approvals and at least thirty (30) days before the Closing Date, Seller shall notify the holders of the Deposits to be assumed that, subject to closing requirements, Buyer will be assuming the liability for the Deposits. Such notification(s) must be preapproved by Buyer (such preapproval not be unreasonably withheld) and shall include notice that Buyer will not continue services to depositors provided by Seller but not routinely offered by Buyer. The notification(s) will be based on the list and labels referred to in Section 12.7(a) and a listing maintained at the Branch Offices of the new accounts opened since the date of said list. Seller shall provide Buyer with the documentation of said listing up to the date of Seller's mailing. Buyer shall send notification(s) to the same holders in a joint mailing with Seller's notification(s) setting out the details of its administration of the assumed accounts. Each party shall obtain the approval of the other on its notification letter(s), and the parties shall share the cost of the joint mailing equally.

           (c) At least thirty (30) days before the Closing Date Seller will prominently and continuously display a sign in the Branch Offices stating that the Branch Offices will be closed at 4:00 p.m. on the Closing Date.

           (d) After the effective date of any mailing regarding account services by Buyer, Buyer will provide copies of such materials to Seller for distribution at the Branch Offices at the time new services are acquired.

      12.8 Card  Processing  and Overdraft  Coverage.  Seller will provide Buyer
           ----  ----------  --- ---------  --------
with a list of ATM card holders and one set of mailing labels no later than fifteen (15) days prior to the Closing Date.

      12.9  Reimbursement.  For a period of ninety  (90) days after the  Closing
            -------------
Date Seller will promptly reimburse Buyer for (i) any amount Buyer refunds to customers of the Branch Offices in interest adjustments after the Closing Date arising out of errors occurring prior to the Closing Date, and (ii) any pro-rata amount which Buyer is required to refund to customers of the Branch Offices after the Closing Date as a result of the cancellation of services formerly provided by Seller, in accordance with a schedule of service charges, for which such customers had prepaid Seller prior to the Closing Date, provided Buyer does not offer those services as of the date of this Agreement.

      12.10 Taxpayer Information. Seller shall deliver to Buyer within three (3)
            -------- -----------
Business Days after the Closing Date (i) TINs (or record of appropriate exemption) for all holders of Deposit accounts acquired by Buyer pursuant to this Agreement; and (ii) all other information in Seller's possession or reasonably available to Seller required by applicable law to be provided to the IRS with respect to the Assets and Deposit accounts transferred pursuant to this Agreement and the holder thereof, except fo such information which Seller will report on pursuant to Section 12.5 and Section 12.6 of this Agreement (collectively, the "Taxpayer Information"). Seller hereby certifies that such information, when delivered shall accurately reflect the information provided by Seller's customers. Seller shall, according to the terms of Section 13.2 of the Agreement, indemnify, hold harmless and defend Buyer, Buyer's subsidiaries and Buyer's affiliates from and against any and all damages, losses, liabilities, costs, claims, obligations, or expenses, including legal fees and expenses and fines and penalties arising from or incurred or imposed in connection with any inaccuracy, act, or omission by Seller in connection with the collection, recording, filing with appropriate governmental agencies, or delivery to Buyer of the Taxpayer information. Seller shall answer questions from Buyer and/or customers of the Branch Offices about, and upon request, verify to Buyer and/or customers of the Branch Offices the validity of, "B" (missing or incorrect TINs) and "C" (under-reporting/IRS imposed withholding) notices.

      12.11   Allocation of Purchase Price.
              ----------------------------

      (a)     Computation of Allocation.  Buyer and Seller agree that, for their
              -------------------------
              respective federal, state, and local income tax purposes, the Purchase Price shall be allocated among the Assets, including the Seller's covenant not to compete set forth in Section 8.6 hereof and any other intangible asset, in a manner consistent with
              Section 1060 of the Internal Revenue Code of 1986 as amended, and the applicable Treasury Regulations.

      (b)     Reporting of Allocation.  For federal, state, and local income tax
              -----------------------
              purposes, the Buyer and Seller shall report the transaction contemplated by this Agreement in a manner consistent with the allocation specified in Section 12.11(a) hereof. Buyer and Seller shall each prepare and timely file Internal Revenue Service Form 8594, the required schedules thereto, and all requisite state and local forms and schedules (the "Forms") required to be filed by either or both of them with respect to the Purchase under this Agreement. Buyer shall request from Seller, or Seller shall request from Buyer, any information necessary to complete the Forms, which information shall be provided no later than ten (10) days following such request. All such Forms shall be prepared in a manner consistent with Section 6.7(a), provided however, that Seller and Buyer may each make appropriate adjustments for transaction and other costs and as realized upon the disposition of the Assets and the payment Amount or the amount paid therefor, respectively. Neither Buyer nor Seller shall at any time file any return or take any other action which is inconsistent with such allocation.

      12.12   Records  and  Reports.  Notwithstanding  any  provision  of   this
              -------  ---  -------
Agreement to the contrary, the parties agree that any records or reports to be provided to the other hereunder to be obtained from a data processor, may, due to the data processor's limitations or servicing problems, not be available for delivery until after the time called for in this Agreement. The parties agree that any such delays in delivery not the fault of the other party shall not be deemed a breach of this Agreement shall instead result in a corresponding extension of the Closing Date beyond any date previously agreed to by the parties pursuant to section 4.1 of this Agreement, but in any event no later than the Outside Closing Date.

                                   ARTICLE 13

                               GENERAL PROVISIONS

      13.1  Survival.  Unless  otherwise  specifically  set forth  herein to the
            --------
contrary, the representations and warranties made by the parties to this Agreement, and their respective obligations to be performed under the terms hereof at, or after the Closing Date, shall not expire with, or be terminated or extinguished by, the Closing of the transaction described by this Agreement notwithstanding any investigations of the facts constituting the basis of the representations and warranties of any party by the other part hereto.

      13.2    Indemnification.
              ---------------

           (a) Seller shall indemnify, hold harmless, and defend Buyer (and its affiliates) from and against any and all damage, loss, liability, cost, claim, or expense (including reasonable legal fees and expenses) incurred or suffered by Buyer (or its affiliates) in connection with:

               (1) any misrepresentation or breach of warranty, covenant, or agreement made or to be performed by Seller pursuant to this Agreement, or

               (2) any action taken or omitted to be taken by Seller prior to or on the Closing Date, which action, omission, or event materially and adversely affects the Branch Offices' operations, the Assets, or the Deposits, or

               (3) any employee claims arising out of or attributable to, any of Seller's actions before or after the Closing Date, or to employment with the Seller prior to the Closing Date,

and any suits or proceedings commenced in connection with any of the foregoing.

           (b) Buyer shall indemnify, hold harmless and defend Seller (and its affiliates) from and against any and all damage, loss, liability, cost, claim, or expense (including reasonable legal fees and expenses) incurred or suffered by Seller (or its Affiliates) in connection with:

               (1) any misrepresentation or breach of warranty, covenant, or agreement made or to be performed by Buyer pursuant to this Agreement, or

               (2) any action taken or omitted to be taken by Buyer on or after the Closing Date, which action or omission materially and adversely affects the branch Offices' operations, the Assets, or the Deposits, or

               (3) any employee claims arising out of, or attributable to, any of Buyer's actions before or after the Closing Date, or to employment with the Buyer on and after the Closing Date, and any suits or proceedings commenced in connection therewith.

           (c) A party seeking indemnification pursuant to this Section 13.2 (an "Indemnified Party") shall give prompt notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action or proceeding, in respect of which indemnity may be sought hereunder. The Indemnified Party shall assist the Indemnifying Party in the defense of any such action or proceeding. The
Indemnifying Party shall have the right to, and shall at the request of the Indemnified Party, assume the defense of any such action or proceeding at its own expense. In any such action or proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at its own expense unless:

               (1) the Indemnifying Party shall have mutually agreed to the retention of such counsel, or

               (2) the named parties to any such suit, action, or proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and, in the reasonable judgment of the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.

           (d) An Indemnifying Party shall not be liable under this Section 13.2 for any settlement effected without its consent of any claim, litigation, or proceeding in respect of which indemnity may be sought hereunder. The Indemnifying Party may settle any claim without the consent of the Indemnified Party, but only if the sole relief awarded is monetary damages that are paid in full by the Indemnifying Party. An Indemnified Party shall, subject to its reasonable business needs, use reasonable efforts to minimize the indemnification sought from the Indemnifying Party hereunder, and to avoid furthering the consequences of the error, omission, misrepresentation, or other breach of the Indemnifying Party. Notwithstanding the foregoing, no investigation by an Indemnified Party at or prior to the Closing Date shall relieve an Indemnifying Party of any liability hereunder, unless the Indemnifying Party seeks indemnity in respect of a representation or warranty which it actually had reason to believe to be incorrect as a result of its investigation prior to the Closing Date and the Indemnified Party intentionally failed to bring such belief to the attention of the Indemnifying Party prior to the Closing Date.

      13.3 Broker's Fees.  Buyer has engaged the services of Banksite,  Inc., as
           -------- ----
its consultant in connection with the transactions contemplated by this Agreement, whose fees for such services will be borne entirely by Buyer. With the exception of such engagement, each of the parties represents and warrants to the other that it has no broker or finder in connection with any of the transactions contemplated by this Agreement, and that no action has been taken that would give rise o any valid claim for brokerage commission, finder's fee, or other like commission. Seller and Buyer each undertake to indemnify and hold harmless the other against and loss, liability, damage, cost, claim or expense incurred by reason of any brokerage commission, or finder's fee alleged to be payable because of any act, omission, or statement of the indemnifying party.

      13.4  Publicity.  Prior to the Closing Date, and unless legally  required,
            ---------
neither party shall, directly or indirectly, make or cause to be made any public announcement or disclosure, or issue any notice, with respect to any of the transactions contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld. Both parties will limit the distribution of information relative to this transaction to those persons who must be aware of the Agreement for the performance of their duties. Any media inquiries will be directed to the Buyer's or Seller's designated public affairs representative(s).

      13.5 Incorporation of Exhibits. All exhibits and schedules attached hereto
           ------------- -- --------
and referred to herein are incorporated in this Agreement as though fully set forth herein.

      13.6 Attorney's Fees. Each party shall bear the cost of its own attorney's
           ---------- ----
fees  incurred  in  connection  with  the  preparation  of  this  Agreement  and consummation of the transactions described herein. Notwithstanding the foregoing, in any action between the parties seeking enforcement of any of the terms and provisions of this Agreement or in connection with any of the property described herein, the prevailing party in such action shall be awarded, in addition to damages, injunctive or other relief its reasonable costs and expenses, not limited to taxable costs, and reasonable attorney's fees.

      13.7  Regulatory  Application  Fees. Each party shall bear the cost of its
            ----------  -----------  ----
own regulatory application fees incurred in connection with this Agreement.

      13.8  Notices. All notices,  requests,  demands,  and other communications
            -------
given or required to be given under this Agreement shall be in writing, and shall be personally delivered or sent by telecopier (facsimile, or "fax") or sent by Federal Express or another comparable overnight courier service or sent by United States certified or registered mail, return receipt requested, duly addressed to the parties as follows:

To Buyer:      First Federal Savings and Loan Association
               225 N. Barranca St.
               West Covina, CA 91791
               ATTN:       Michael Quigley
               Senior Vice President of Retail Banking
               Phone:626-859-4222
               FAX:626-331-4975

                  With copy to:



To Seller:        Citibank, Federal Savings Banks
                  1 Sansome Street, 22nd Floor
                  San Francisco, CA 94104
                  ATTN:  Daniel HarperDistribution Director, West Coast Region
                  Phone:415-658-4394
                  FAX:415-658-4536

                  With copy to:



      Notice shall be effective only upon actual receipt thereof. Each Party shall provide the other with a telephone number to which notices and other communications to such Party may be sent by telecopier. In the event of a change in a Party's address or telephone or telecopier number, such Party shall promptly notify the other Party of the new address or telephone or telecopier number in the manner provided in this paragraph.

      13.9  Assignment.  Either party without the prior  written  consent of the
            ----------
other party (which consent may be withheld in the sole and absolute discretion by the Party whose consent is being sought) may not assign this Agreement, and any attempted assignment in violation of this section is void.

      13.10  Successors and Assigns.  This  Agreement  shall be binding upon the
             ---------- --- -------
parties hereto and their respective heirs, successors, or representatives.

      13.11  Governing Law. This Agreement shall be governed by and construed in
             --------- ---
accordance with the laws of the State of California.

      13.12 Entire Agreement.  This Agreement  contains all of the agreements of
            ------ ---------
the parties to it with respect to the matters contained herein and no prior or contemporaneous agreement or understanding, oral or written, pertaining to any such matters shall be effective for any purpose. No provision of this Agreement may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest and expressly stating that it is an amendment of this Agreement.

      13.13  Headings.  The headings of this  Agreement  are for the purposes of
             --------
reference only and shall not limit or define the meaning of the provisions of this Agreement.

      13.14 Severability. If any paragraph, section, sentence, clause, or phrase
            ------------
contained in this Agreement shall become illegal, null or void, or against public policy, for any reason, or shall be held by any court or competent jurisdiction to be illegal, null or void, or against public policy, the remaining paragraphs, sections, sentences, clauses, or phrases contained in this Agreement shall not be affected thereby.

      13.15  Waiver.  The  waiver of any  breach  of any  provision  under  this
             ------
Agreement by any party hereto shall not be deemed to a waiver of any preceding or subsequent breach under this Agreement.

      13.16  Counterparts.  This  Agreement  may be  executed  in any  number of
             ------------
counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

      13.17 Arbitration. The parties hereby agree that any controversy,  dispute
            -----------
or claim arising out of, or relating to, this Agreement, or breach of this Agreement, including disputes concerning termination of thSan Francisco,
California in accordance with the Commercial Arbitration Rules of the American Arbitration Association then existing. This agreement to arbitrate shall be specifically enforceable and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

      13.18 Third Parties. Nothing contained in this Agreement, either expressed
            ----- -------
or implied, is intended or should be construed to confer upon or give any person or entity, other than the parties hereto or their successors and assigns, any rights or remedies under or by reason of this Agreement.

      13.19. Time of Essence. Seller and Buyer hereby acknowledge and agree that
             ---- -- -------
time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either Party shall constitute a material breach of and a non-curable (but waiveable) default under this Agreement by the Party so failing to perform.

      13.20. Effect of Delivery.  The delivery of any  unexecuted  draft of this
             ------ -- --------
Agreement to Buyer shall not constitute an offer by Seller or otherwise bind Seller or create any enforceable rights in favor of Buyer. This Agreement shall not be binding or enforceable unless and until it is executed and delivered by both Parties.

      13.21. Joint and Several Liability. If any Party consists of more than one
             ----- --- ------- ---------
person or entity, the liability of each such person or entity shall be joint and several.

      IN WITNESS WHEREOF, the parties hereto have duly authorized and executed this Agreement as of the date first above written.

CITIBANK, FEDERAL SAVINGS BANK



By:      /s/ William P. Mullins
         ------------------------
         William P. Mullins
Title: Acting President, West Coast Region, & Vice President of Operations


FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF SAN GABRIEL VALLEY


By: /s/ Barrett Anderson
    -----------------------------------------
         Barrett Anderson
Title: President and Chief Executive Officer

                                    EXHIBIT A

                           BILL OF SALE AND ASSIGNMENT

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Citibank, Federal Savings Bank ("Seller"), does hereby assign, grant, sell, transfer, and deliver to First Federal Savings and Loan Association of San Gabriel Valley, a Federal Savings and Loan Association ("Buyer"), in accordance with that certain Agreement to Purchase Assets and Assume Liabilities, dated March 16, 1999, by and between Seller and Buyer (the
                     --------
"Agreement"), all of Seller's right, title, and interest in and to all Fixed Assets, Account Loans, and all Records, as such capitalized terms are defined in the Agreement. The Assets transferred hereby are more particularly described in the Fixed Asset Report, Overdraft Line of Credit Report, and Savings Account Loan Report for the Branch Offices dated as of the Closing Date. Seller acknowledges that Buyer does not assume and shall have no liability for any debts, liabilities, or obligations of Seller of any kind whatsoever except as specifically se forth in the Agreement or in any other writing executed by Buyer.

Seller has duly executed this Bill of Sale and Assignment as of 5:00 p.m. on the ___ day of ______________________, 1999.

                                    CITIBANK, FEDERAL SAVINGS BANK



                                    By:  ________________________________
                                             William P. Mullins
      Title:   Acting President, West Coast
                   Region, & Vice President of Operations

                                    EXHIBIT B

               CERTIFICATION OF ASSUMPTION OF DEPOSIT LIABILITIES

First Federal Savings and Loan Association of San Gabriel Valley, a Federal Savings and Loan Association ("First Federal") hereby certifies to the Federal Deposit Insurance Corporation and to Citibank, Federal Savings Bank ("Citibank") that, effective _______________, 1999, First Federal assumed the deposit liabilities of the La Verne and Covina Branches of Citibank (other than those retained by Citibank pursuant to that certain Agreement to Purchase Assets and Assume Liabilities dated March 16, 1999 between First Federal and Citibank).



FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF SAN GABRIEL
VALLEY, A FEDERAL SAVINGS AND LOAN ASSOCIATION


By:________________________________________
         Barrett Anderson
Title: President & Chief Executive Officer

                                    EXHIBIT C

                               TRANSFER AGREEMENT

         This Agreement (the "Agreement") is made between First Federal Savings and Loan Association of San Gabriel Valley, a Federal Savings and Loan Association ("Buyer") and Citibank, Federal Savings Bank ("Seller")

                             Preliminary Statements
                             ----------------------

         A. Pursuant to that certain Agreement to Purchase Assets and Assume Liabilities dated the 16th day of March, 1999 by and between Buyer and Seller (the "Purchase Agreement"), Buyer is acquiring the individual retirement accounts (more particularly described in the specific report to be furnished by Seller) domiciled in those branch offices listed in the Purchase Agreement (the "Branch Offices").

         B. Seller's affiliate Citibank N.A. has heretofore served as Trustee with respect to certain individual retirement accounts, the funds of which are held in certain Deposit accounts domiciled at the Branch Offices (the "Plans").

         C. In connection with its acquisition of such Deposits, Buyer will succeed to the trusteeship of the Plans and become successor trustee in the place of Citibank, N.A.

         D. The parties deem it necessary and advisable to execute the Agreement in order to describe the terms of transfer of the Plans and the duties and responsibilities of the parties with regard thereto.

         E. Execution of this Agreement is a condition to and an element of the consideration for the execution by the parties of the Purchase Agreement.

         NOW,   THEREFORE,   in   consideration   of  the   foregoing   and  the
representations, covenants, and agreements set forth in this Agreement and in the Purchase Agreement, the parties hereby agree as follows:

                                  Agreement
                                  ---------

         1. As of the closing date set forth in the Purchase Agreement, or such other date as the parties may fix (the "Transfer Date"), Citibank, N.A. shall
(i) assign, transfer, and deliver to Buyer as successor trustee the Plans, as provided in the Purchase Agreement, with Deposit accounts domiciled at the Branch Offices in the name of Citibank N.A. as trustee for the Plans, and (ii) to appoint Buyer as successor trustee.

         2. At least thirty (30) days prior to the Transfer Date, Seller and Buyer shall each notify participants of each Plan of Seller's resignation as trustee and Buyer's appointment as successor trustee.

         3. Seller's affiliate shall prepare and file all required year-end reports for all activity under the Plans, including but not limited to IRS Form W-2P, IRS Form 5498, and state tax forms, for the portion of calendar year 1999 to and including the Transfer Date. Buyer shall prepare and file such reports, applicable, for the balance of the calendar year 1999 and thereafter so long as Buyer remains trustee.

         4. In the event that Seller receives any documents, correspondence, or other written materials relating to Plans within ninety (90) days after the Transfer Date, Seller shall promptly forward such items to Buyer with a written explanation of such items.

After said ninety (90) days, Seller may return such items to the sender. Seller agrees to answer reasonable inquiries from Buyer pertaining to the Plans and any pending transactions or items received after the Transfer Date.

         5. Seller shall deliver to Buyer (i) all documents executed by participants of the Plans to be transferred hereunder, including but not limited to IRA applications and beneficiary forms; (ii) all account histories maintained at the Branch Offices with respect to the Plans, in the format maintained by Seller, including without limitation records of all distributions (including excess distributions), transfers, and contributions, together with the date of each such transaction; and (iii) other records and information necessary to allow Buyer properly to administer and conduct business with respect to the Plans.

         6. Seller agrees to provide Buyer a complete and up-to-date listing of:

            (a) any and all Plan participants that have reach age 70-1/2 by 1999, and prior year balances required for calculations of mandatory distributions; and

            (b)  any   or   all   Plans  at  the   Branch   receiving   periodic
            distributions, the method of calculation for arriving at such amounts distributed, and copies of the approved distribution forms.

         7. Buyer agrees to defend, indemnify, and hold harmless Seller and its affiliates from any and all losses, costs (including reasonable attorney's fees), expenses, damages, liabilities, or penalties of every kind whatsoever that Seller or its affiliates may incur as a result of Buyer's failure to perform its obligations under this Agreement. Buyer agrees to defend, indemnify, and hold harmless Seller and its affiliates from any penalties, taxes, or other liabilities (including reasonable attorney's fees) which might arise in the event any act or omission by Buyer results in the disqualification of any Plan.

         8. Seller agrees to defend, indemnify, and hold harmless Buyer and its affiliates and successors from any and all losses, costs (including reasonable attorney's fees), expenses, damages, liabilities, or penalties of every kind whatsoever that Buyer or its affiliates or successors may incur as a result of any act, omission, or breach of fiduciary obligation by Seller prior to the Transfer Date or in fulfillment of its obligations under this Agreement.

         9. Buyer shall have no further liability or obligation to Seller with respect to the annual fees for the Plans. Nothing herein shall be construed to prohibit Buyer from collection of the fees for the Plans pursuant to its own policies and procedures.

         10. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

         11. This Agreement shall automatically terminate upon the termination of the Purchase Agreement, except as to liability for breach of any duty or obligation arising prior to the date of termination.


Executed this __________ day of _______________, 1999.

            FIRST FEDERAL SAVINGS AND LOAN  ASSOCIATION OF SAN
            GABRIEL VALLEY, A FEDERAL SAVINGS AND LOAN ASSOCIATION

               By:__________________________________________
                        Barrett Anderson
               Title:   President & Chief Executive Officer


               CITIBANK, FEDERAL SAVINGS BANK



               By:__________________________________________
                        William P. Mullins
               Title: Acting President, West Coast Region & Vice President of Operation

                                    EXHIBIT D

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                              OF SAN GABRIEL VALLEY

                           INCOMING WIRE INSTRUCTIONS
                              (Effective 06/20/95)

First Federal Savings and Loan Association
of San Gabriel Valley
225 North Barranca Street
West Covina, California  91791


ABA#           3222-7028-8

Short Name:    FST FSL SGAB WC

Credit:

Customer Name: _______________________________

Account Number: _______________________________

Branch Location: _______________________________

                                   SCHEDULE 1

            INVENTORY OF COVINA BRANCH TANGIBLE PERSONAL PROPERTY AND
                               FIXTURES BEING SOLD

(TO BE PROVIDED BY THE COVINA BRANCH OR CRS PER SECTION 3.1(B) WITHIN 15 DAYS OF
                             SIGNING THE AGREEMENT)

                                   SCHEDULE 2

        TAX RETURNS/REPORTS NOT YET FILED WITH RESPECT TO THE ASSETS OR
               THE BUSINESS CONDUCTED WITH RESPECT TO THE ASSETS

                                      NONE
                                      ----

                                   SCHEDULE 3

             SERVICE AND MAINTENANCE CONTRACTS AND OTHER AGREEMENTS
          RELATING TO THE RENDERING BY THIRD PARTIES OF SERVICES TO THE
                                  COVINA BRANCH


                     BARR ENGINEERING, INC. (AS OF 11/1/98)

                   EMPIRE MAINTENANCE, INC. (AS OF JULY 1998)

                      GENUINE HORTICULTURE (AS OF 12/14/98)

                                   SCHEDULE 4

                            EMPLOYEE LITIGATION, ETC.




                       AS OF FEBRUARY 9, 1999, NONE KNOWN

                                  SCHEDULE 5

                           CURRENT INSURANCE POLICIES



                          N/A, CITIBANK IS SELF-INSURED

                                   SCHEDULE 6

                       LEGAL DESCRIPTION OF COVINA BRANCH




                                  SEE ATTACHED
                                  ------------

DESCRIPTION:

A PARCEL OF LAND SITUATED IN THE CITY OF COVINA, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, BEING A PORTION OF LOT 4 IN BLOCK 4 OF THE PHILLIPS TRACT, ACCORDING TO MAP THEREOF RECORDED IN BOOK 9 PAGES 3 AND 4 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, BEING MORE PARTICULARLY DESCRIBED AS A WHOLE AS FOLLOWS:

BEGINNING AT A POINT IN THE EASTERLY LINE OF AZUSA AVENUE, 100 FEET WIDE, PER DEED RECORDED IN BOOK D-114 PAGE 814, OFFICIAL RECORDS OF SAID COUNTY, DISTANT THEREON, SOUTH 0 DEGREES 12 MINUTES 50 SECONDS EAST 254.07 FEED FROM THE NORTHERLY LINE OF THE SOUTH 6.94 CHAINS OF LOT 4 IN BLOCK 4 OF SAID PHILLIPS TRACT, THE NORTHERLY LINE OF SAID 6.94 CHAINS IS A LINE PARALLEL WITH AND DISTANT NORTHERLY 6.94 CHAINS, MEASURED AT RIGHT ANGLES FROM THE CENTER LINE OF BADILLO STREET, 108 FEED WIDE, AS SHOWN ON MAP RECORDED IN BOOK 483 PAGES 19 AND 20 OF MAPS, RECORDS OF SAID COUNTY; THENCE SOUTH 09 DEGREES 28 MINUTES 35 SECONDS EAST 150.00 FEET; THENCE SOUTH 0 DEGREES 12 MINUTES 50 SECONDS EAST
150.00 FEET TO THE NORTHERLY LINE OF SAID BADILLO STREET; THENCE ALONG SAID NORTHERLY LINE, NORTH 89 DEGREES 28 MINUTES 35 SECONDS WEST 133.00 FEET TO SAID EASTERLY LINE OF AZUSA AVENUE; THENCE NORTHERLY ALONG SAID EASTERLY LINE, NORTH 44 DEGREES 50 MINUTES 42 SECONDS WEST 24.20 FEET AND NORTH 0 DEGREES 12 MINUTES 50 SECONDS WEST 133.00 FEET TO THE POINT OF BEGINNING.